UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12
Portland General Electric Company
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
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April 5, 2013
To our shareholders:

On behalf of the Board of Directors, we are pleased to invite you to Portland General Electric Company’s 2013 Annual Meeting of Shareholders. The meeting will be held at 10:00 a.m. Pacific Time on Wednesday, May 22, 2013, at the Conference Center Auditorium located at Two World Trade Center, 25 SW Salmon Street, Portland, Oregon.
Details of the business we plan to conduct at the meeting are included in the attached Notice of Annual Meeting of Shareholders and proxy statement. Only holders of record of PGE common stock at the close of business on March 18, 2013 are entitled to vote at the meeting.
Your vote is very important. Regardless of the number of shares you own, we encourage you to participate in the affairs of the company by voting your shares at this year’s annual meeting. Even if you plan to attend the meeting, it is a good idea to vote your shares before the meeting.
We hope you will find it possible to attend this year’s annual meeting, and thank you for your interest in PGE and your participation in this important annual process.
Cordially,

Corbin A. McNeill, Jr. Chairman of the Board	James J. Piro President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 22, 2013
To our shareholders:
The 2013 Annual Meeting of Shareholders of Portland General Electric Company will be held at the Conference Center Auditorium located at Two World Trade Center, 25 SW Salmon Street, Portland, Oregon 97204, at 10:00 a.m. Pacific Time on Wednesday, May 22, 2013.
The meeting is being held for the following purposes, which are more fully described in the proxy statement that accompanies this notice:

1.	To elect directors named in the proxy statement for the coming year;

2.	To approve in a non-binding vote the compensation of the company's named executive officers;

3.	To approve the performance criteria under the amended and restated Portland General Electric Company 2006 Stock Incentive Plan;

4.	To approve the Portland General Electric Company 2008 Annual Cash Incentive Master Plan for Executive Officers;

5.	To ratify the appointment of Deloitte & Touche LLP as the company's independent registered public accounting firm for fiscal year 2013; and

6.	To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.
As of the date of this notice, the company has received no notice of any matters, other than those set forth above, that may properly be presented at the annual meeting. If any other matters are properly presented for consideration at the meeting, the persons named as proxies on the enclosed proxy card, or their duly constituted substitutes, will be deemed authorized to vote the shares represented by proxy or otherwise act on those matters in accordance with their judgment.
The close of business on March 18, 2013 has been fixed as the record date for determining shareholders entitled to vote at the annual meeting. Accordingly, only shareholders of record as of the close of business on that date are entitled to vote at the annual meeting or any adjournment or postponement of the annual meeting.
Your vote is very important. Please read the proxy statement and then, whether or not you expect to attend the annual meeting, and no matter how many shares you own, vote your shares as promptly as possible. You can vote by proxy over the Internet, by mail or by telephone by following the instructions provided in the proxy statement. Submitting a proxy now will help ensure a quorum and avoid added proxy solicitation costs. If you attend the meeting you may vote in person, even if you have previously submitted a proxy.
You may revoke your proxy at any time before the vote is taken by delivering to the Corporate Secretary of PGE a written revocation or a proxy with a later date or by voting your shares in person at the meeting, in which case your prior proxy will be disregarded.

BY ORDER OF THE BOARD OF DIRECTORS

Marc S. Bocci
Corporate Secretary
April 5, 2013

Table of Contents

Proxy Statement Summary	1
Questions and Answers about the Annual Meeting	4
Security Ownership of Certain Beneficial Owners, Directors and Executive Officers	9
Section 16(a) Beneficial Ownership Reporting Compliance	9
Executive Officers	10
Corporate Governance	12
Corporate Governance Program	12
Board of Directors	12
Non-Employee Director Compensation	14
Director Independence	15
Board Committees	16
Policies on Business Ethics and Conduct	18
Certain Relationships and Related Person Transactions	19
Compensation Committee Interlocks and Insider Participation	19
Audit Committee Report	20
Principal Accountant Fees and Services	21
Pre-Approval Policy for Independent Auditor Services	22
Proposal 1: Election of Directors	23
The Board of Directors	23
Director Nominees	23
Proposal 2: Non-Binding, Advisory Vote on Approval of Compensation of Named Executive Officers	27
Proposal 3: Approval of the Performance Criteria under the Amended and Restated Portland General Electric Company 2006 Stock Incentive Plan	28
Proposal 4: Approval of the Portland General Electric Company 2008 Annual Cash Incentive Master Plan for Executive Officers	33
Proposal 5: Ratification of the Appointment of Independent Registered Public Accounting Firm	37
Equity Compensation Plans	38
Compensation and Human Resources Committee Report	38
Compensation Discussion and Analysis	39
Executive Summary	39
Roles and Responsibilities	40
Market Comparison Data	41
Elements of Compensation	42
Base Salaries	42
Annual Cash Incentive Awards	42
Long-Term Equity Awards	44
Other Benefits	46
Stock Ownership Policy	46
Equity Grant Practices	46
Employment Agreements	47
Tax Considerations	47
Compensation Consultant	47
Executive Compensation Tables	48
2012 Summary Compensation Table	48
2012 Grants of Plan-Based Awards	50
Outstanding Equity Awards at 2012 Fiscal Year-End	54
Stock Units Vested	55
2012 Pension Benefits	56
2012 Nonqualified Deferred Compensation	57
Termination and Change in Control Benefits	58
Additional Information	62
Shareholder Proposals for the 2014 Annual Meeting of Shareholders	62
Communications with the Board of Directors	62
Appendix A - Amended and Restated Portland General Electric Company 2006 Stock Incentive Plan	A-
Appendix B - Portland General Electric Company 2008 Annual Cash Incentive Master Plan for Executive Officers	B-

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

Date and Time:        May 22, 2013, 10:00 a.m. Pacific Time
Place:            Conference Center Auditorium
Two World Trade Center
25 SW Salmon Street
Portland, Oregon 97204
Record Date:        March 18, 2013

Voting Matters and Board Voting Recommendations

Proposals                                    Recommendation
Election of Directors                                “FOR” EACH NOMINEE
Advisory Vote on Executive Compensation                        “FOR”
Approval of the Performance Criteria under the Amended and Restated Portland
General Electric Company 2006 Stock Incentive Plan                     “FOR”
Approval of the Portland General Electric Company 2008 Annual Cash
Incentive Master Plan for Executive Officers                     “FOR”
Ratification of Appointment of Auditors                        “FOR”

Director Nominees
Name	Age	Director Since	Occupation	Independent	Committee Memberships	Other Company Boards
John W. Ballantine	67	2004	Retired Executive Vice President and Chief Risk Management Officer of First Chicago NBD Corporation	X	F(Chair) CHR	DWS Funds; Healthways Inc.
Rodney L. Brown, Jr.	56	2007	Managing Partner, Cascadia Law Group PLLC	X	A, NCG
Jack E. Davis	66	2012	Retired CEO of Arizona Public Service Company	X	F
David A. Dietzler	69	2006	Retired Partner of KPMG LLP	X	A(Chair)NCG	West Coast Bancorp
Kirby A. Dyess	66	2009	Principal at Austin Capital Management LLC	X	A	Itron, Inc.; Viasystems Group, Inc.
Mark B. Ganz	52	2006	President and CEO of Cambia Health Solutions, Inc.	X	CHR, F	Cambia Health Solutions, Inc.; The Trizetto Group, Inc.
Corbin A. McNeill, Jr. Chairman	73	2004	Retired Chairman and co-CEO of Exelon Corporation	X	NCG	Associated Electric & Gas Insurance Services Limited; Owen-Illinois, Inc.; Silver Spring Networks, Inc.
Neil J. Nelson	54	2006	President and CEO of Siltronic Corporation	X	A, CHR	Siltronic Corporation
M. Lee Pelton	62	2006	President of Emerson College	X	NCG (Chair)CHR, F
James J. Piro	60	2009	President and CEO of Portland General Electric Company
Robert T. F. Reid	64	2006	Retired Chair of British Columbia Transmission Corporation	X	CHR(Chair)	Greystone Capital Management, Inc.
(A)    Audit Committee    (CHR)    Compensation and Human Resources Committee
(F)    Finance Committee    (NCG)    Nominating and Corporate Governance Committee

Advisory Vote on Executive Compensation

We are asking shareholders to approve, on an advisory basis, our named executive officer compensation. The Board of Directors recommends a FOR vote because it believes that our compensation policies and practices help us achieve our goals of rewarding sustained financial and operating performance and leadership excellence and aligning our executives' long-term interests with those of our stakeholders.
We believe that our adherence to these principles has contributed to our solid financial and operational performance in recent years. During the last year, the company continued its focus on earning a competitive rate of return on our invested capital. Return on equity was 8.32% in 2012, down slightly from 8.99% in 2011, but up from 7.97% in 2010. Net income for 2012 was $141.3 million, or $1.87 per diluted share. The company also achieved good operational results in 2012, with high generation plant availability and strong customer satisfaction ratings.
Below are some of the key features of our executive compensation program that we believe help enable the company to achieve the goals and performance referenced above:

•	A Significant percentage of compensation at risk.

•	Balanced focus on financial results and operations.

•	Total compensation consistent with market.

•	Internal pay equity.

•	Low burn rate (the rate at which equity incentive awards are made).

•	Stock ownership guidelines that align executives’ interests with those of shareholders.

•	An independent compensation consultant that reports directly to the Compensation and Human Resources Committee.

•	No significant perquisites.

These features are reflected in the 2012 compensation of our named executive officers, which is summarized in the table below. This table should be read in conjunction with the additional information on our executive compensation program included in the Compensation Discussion and Analysis section of this proxy statement, which begins on page 39.

Executive Compensation Table
Name and Principal Position	Year	Salary	Stock Award	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Totals
James J. Piro	2012	$702,366	$821,977	$474,001	$200,148	$129,994	$2,328,486
President and Chief Executive Officer	2011	634,573	624,986	528,878	160,439	16,487	1,965,363
	2010	561,137	573,034	424,838	134,874	34,961	1,728,844
Maria M. Pope	2012	443,227	335,978	205,206	41,643	94,601	1,120,655
Senior Vice President, Finance, Chief Financial Officer and Treasurer	2011	434,455	290,483	245,913	26,551	16,586	1,013,988
	2010	422,147	283,501	208,628	33,200	16,476	963,952
J. Jeffrey Dudley	2012	322,628	216,990	135,176	212,347	47,730	934,871
Vice President, General Counsel and Corporate Compliance Officer	2011	295,404	173,977	152,153	188,481	15,054	825,069
	2010	255,324	155,851	120,874	146,372	18,400	696,821
Steve M. Quennoz	2012	299,535	199,478	131,342	168,891	41,291	840,537
Vice President Nuclear and Power Supply/Generation	2011	282,945	151,244	145,884	159,236	12,852	752,161
	2010	264,753	139,887	118,908	132,156	23,397	679,101
James F. Lobdell	2012	295,958	195,981	131,624	198,466	41,954	863,983
Vice President, Power Operations and Resource Strategy	2011	278,816	151,244	114,833	137,542	15,104	697,539
	2010	253,213	133,433	90,992	104,937	23,242	605,817

Approval of the Performance Criteria under the 2006 Stock Incentive Plan
We are submitting the performance criteria under the 2006 Stock Incentive Plan (the “Plan”) for shareholder approval in order to satisfy the shareholder approval requirement of Section 162(m) of the Internal Revenue Code with respect to performance-based compensation paid to certain executive officers of the company. Section 162(m) generally places an annual limit of $1 million on the compensation that a publicly held corporation may deduct with respect to its CEO and its three next most highly paid executive officers other than the CFO. There is an exception to this limitation for awards that qualify under Section 162(m) as “performance-based” compensation. One of the requirements for qualifying awards as “performance-based” is that the material terms of the performance goal under which the compensation is paid must have been approved by the company’s shareholders within the past five years. The Plan was last approved by our shareholders in 2008.

The purpose of the Plan is to provide incentives that will attract, retain and motivate highly competent persons as officers, directors and key employees of the company by providing them with incentives and rewards in the form of rights to earn shares of the common stock of the company and cash equivalents. The Plan authorizes the grant of restricted stock units, restricted stock awards, incentive stock options, nonstatutory stock options and stock appreciation rights.
Approval of the 2008 Annual Cash Incentive Master Plan for Executive Officers
We are submitting the 2008 Annual Cash Incentive Master Plan for Executive Officers (the “ACI Executive Plan”) for shareholder approval in order to satisfy the shareholder approval requirement of Section 162(m) of the Internal Revenue Code with respect to performance-based compensation paid to certain executive officers of the company. The Plan was last approved by our shareholders in 2008.

The purpose of the ACI Executive Plan is to provide incentives that will attract, retain and motivate highly competent persons as executive officers of the company by providing them with incentives and rewards in the form of annual cash incentive bonuses, based upon the achievement of individual, department or corporate goals and objectives established annually by the Compensation and Human Resources Committee.
Ratification of Appointment of Auditors
We are asking our shareholders to ratify the selection of Deloitte & Touche LLP (“Deloitte”) as our independent auditor for 2013. Set forth below is a summary of information with respect to Deloitte's fees for services provided in 2011 and 2012.

	2012	2011
Audit Fees	$1,320,000	$1,456,365
Audit-Related Fees	216,299	241,830
Tax Fees	—	—
All Other Fees	9,480	6,990
Total	$1,545,779	$1,705,185
Important Dates for 2014 Annual Meeting of Shareholders
We plan to hold our 2014 Annual Meeting of Shareholders on May 7, 2014. Shareholder proposals submitted for inclusion in our 2014 proxy statement pursuant to SEC Rule 14a-8 must be received by us by December 6, 2013. Shareholder proposals to be brought before the 2014 Annual Meeting of Shareholders outside of SEC Rule 14a-8 must be received by us by January 22, 2014.

Portland General Electric Company
121 SW Salmon Street
Portland, Oregon 97204

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 22, 2013
This proxy statement is being furnished to you by the Board of Directors of Portland General Electric Company (“PGE” or the “company”) to solicit your proxy to vote your shares at our 2013 Annual Meeting of Shareholders. The meeting will be held at the Conference Center Auditorium located at Two World Trade Center, 25 SW Salmon Street, Portland, Oregon at 10:00 a.m. Pacific Time on Wednesday, May 22, 2013. This proxy statement and the enclosed proxy card and 2012 Annual Report are being mailed to shareholders, or made available electronically, on or about April 5, 2013.

Questions and Answers about the Annual Meeting

Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials on the Internet instead of mailing printed copies of those materials to each shareholder. By doing so, we hope to save costs and reduce the environmental impact of our annual meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials at no charge. Instructions on how to access the proxy materials on the Internet or to request a printed copy may be found on the Notice of Internet Availability. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions on the website referred to in the Notice of Internet Availability.
Why am I receiving these materials?
The Board of Directors has made these materials available to you on the Internet, or, upon your request, will deliver printed versions of these materials to you by mail, in connection with the board’s solicitation of proxies for use at our 2013 Annual Meeting of Shareholders. You are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.
What is included in these materials?
These materials include:
Our proxy statement for the annual meeting; and
Our 2012 Annual Report to Shareholders, which includes our audited consolidated financial statements.
If you request printed versions of these materials by mail, these materials will also include the proxy card for the 2013 annual meeting.
How can I get electronic access to the proxy materials?
The Notice of Internet Availability provides you with instructions regarding how to:
View our proxy materials for the annual meeting on the Internet; and
Instruct us to send our future proxy materials to you electronically by email.
Who is entitled to vote at the annual meeting?

Holders of PGE common stock as of the close of business on the record date, March 18, 2013, may vote at the annual meeting, either in person or by proxy. As of the close of business on March 18, 2013, there were 75,671,716 shares of PGE common stock outstanding and entitled to vote. The common stock is the only authorized voting security of the company, and each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.
What matters will be voted on at the annual meeting?
There are five matters scheduled for a vote at the annual meeting:

1.	The election of directors;

2.	An advisory, non-binding vote to approve the compensation of the company's named executive officers;

3.	The approval of the performance criteria under the amended and restated Portland General Electric Company 2006 Stock Incentive Plan;

4.	The approval of the Portland General Electric Company 2008 Annual Cash Incentive Master Plan for Executive Officers; and

5.	The ratification of the appointment of Deloitte & Touche LLP as the company's independent registered public accounting firm for fiscal year 2013.
What are the board’s voting recommendations?
The board recommends that you vote your shares in the following manner:
“FOR” the election of each of the company’s nominees for director;
“FOR” the approval of the compensation of the company’s named executive officers;
"FOR" the approval of the performance criteria under the amended and restated Portland General Electric Company 2006 Stock Incentive Plan:
"FOR" the approval of the Portland General Electric Company 2008 Annual Cash Incentive Master Plan for Executive Officers; and
“FOR” the ratification of the appointment of Deloitte & Touche LLP as the company's independent registered public accounting firm for fiscal year 2013.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, or AST, you are considered the “shareholder of record” with respect to those shares.
If your shares are held in a stock brokerage account or by a bank or other nominee, those shares are held in “street name” and you are considered the “beneficial owner” of the shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or other nominee how to vote your shares, and you will receive separate instructions from your broker, bank or other nominee describing how to vote your shares. You also are invited to attend the annual meeting. However, because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting.
How can I vote my shares before the annual meeting?
If you hold shares in your own name as a shareholder of record, you may vote before the annual meeting online by following the instructions contained in the Notice of Internet Availability. If you request printed copies of the proxy materials by mail, you may also vote by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope.
If you are a beneficial owner of shares held in street name, your broker, bank or other nominee will provide you with materials and instructions for voting your shares.
Even if you plan to attend the annual meeting, we recommend that you vote before the meeting as described above so that your vote will be counted if you later decide not to attend the meeting. Submitting a proxy or voting by telephone or through the Internet will not affect your right to attend the annual meeting and vote in person.

How will my shares be voted if I give my proxy but do not specify how my shares should be voted?
If your shares are held in your own name as a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, your shares will be voted as follows:
“FOR” the election of each of the company's nominees for director;
“FOR” the approval of the compensation of the company's named executive officers;
"FOR" the approval of the performance criteria under the amended and restated Portland General Electric Company 2006 Stock Incentive Plan:
"FOR" the approval of the Portland General Electric Company 2008 Annual Cash Incentive Master Plan for Executive Officers; and
“FOR” the ratification of the appointment of Deloitte & Touche LLP as the company's independent registered public accounting firm for fiscal year 2013.
If I am the beneficial owner of shares held in street name by my broker, will my broker automatically vote my shares for me?
New York Stock Exchange rules applicable to broker-dealers grant your broker discretionary authority to vote your shares without receiving your instructions on certain routine matters. Your broker has discretionary authority under the New York Stock Exchange rules to vote your shares on the ratification of the appointment of the independent registered public accounting firm. However, unless you provide voting instructions to your broker, your broker does not have authority to vote your shares with respect to the election of directors, the approval of the compensation of the company’s named executive officers, the approval of the amended and restated Portland General Electric Company 2006 Stock Incentive Plan and the approval of the Portland General Electric Company 2008 Annual Cash Incentive Master Plan for Executive Officers. As a result, we strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.
Could other matters be decided at the annual meeting?
As of the date of this proxy statement, we are unaware of any matters, other than those set forth in the Notice of Annual Meeting of Shareholders, that may properly be presented at the annual meeting. If any other matters are properly presented for consideration at the meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies on the enclosed proxy card, or their duly constituted substitutes, will be deemed authorized to vote those shares for which proxies have been given or otherwise act on such matters in accordance with their judgment.
Can I vote in person at the annual meeting?
Yes. If you hold shares in your own name as a shareholder of record, you may come to the annual meeting and cast your vote at the meeting by properly completing and submitting a ballot. If you are the beneficial owner of shares held in street name, you must first obtain a legal proxy from your broker, bank or other nominee giving you the right to vote those shares and submit that proxy along with a properly completed ballot at the meeting.
What do I need to bring to be admitted to the annual meeting?
All shareholders must present a form of personal photo identification in order to be admitted to the meeting. In addition, if your shares are held in the name of your broker, bank or other nominee and you wish to attend the annual meeting, you must bring an account statement or letter from the broker, bank or other nominee indicating that you were the owner of the shares on March 18, 2013.
How can I change or revoke my vote?
If you hold shares in your own name as a shareholder of record, you may change your vote or revoke your proxy at any time before voting begins by:
Notifying our Corporate Secretary in writing that you are revoking your proxy;
Delivering another duly signed proxy that is dated after the proxy you wish to revoke; or
Attending the annual meeting and voting in person by properly completing and submitting a ballot. (Attendance at the meeting, in and of itself, will not cause your previously granted proxy to be revoked unless you vote at the meeting.)
Any written notice of revocation, or later dated proxy, should be delivered to:

Portland General Electric Company
121 SW Salmon Street, 1WTC1301
Portland, Oregon 97204
Attention: Marc S. Bocci, Corporate Secretary
Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to the Corporate Secretary at the annual meeting before the voting begins.
If you are the beneficial owner of shares held in street name and wish to change your vote with respect to those shares, please check with your broker, bank or other nominee and follow the procedures your broker, bank or other nominee provides you.
What are the voting requirements to elect directors and approve the other proposals described in the proxy statement?
The vote required to approve each of the matters scheduled for a vote at the annual meeting is set forth below:

Proposal	Vote Required
Election of directors	Plurality
Advisory vote on approval of the compensation of the company’s named executive officers	Votes in Favor Exceed Votes Against
Approval of the performance criteria under the amended and restated Portland General Electric Company 2006 Stock Incentive Plan	Votes in Favor Exceed Votes Against
Approval of the Portland General Electric Company 2008 Annual Cash Incentive Master Plan for Executive Officers	Votes in Favor Exceed Votes Against
Ratification of appointment of Deloitte & Touche LLP	Votes in Favor Exceed Votes Against
The election of directors by a “plurality” of the votes cast at the meeting means that the nominees receiving the largest number of votes cast will be elected as directors up to the maximum number of directors to be elected at the meeting. With respect to the advisory vote to approve the compensation of the company’s named executive officers, if there is any significant vote against this item we will consider the concerns of our shareholders and evaluate whether any actions are necessary to address those concerns.
What is the “quorum” for the annual meeting and what happens if a quorum is not present?
The presence at the annual meeting, in person or by proxy, of a majority of the shares issued and outstanding and entitled to vote as of March 18, 2013 is required to constitute a “quorum.” The existence of a quorum is necessary in order to take action on the matters scheduled for a vote at the annual meeting. If you vote online or by telephone, or submit a properly executed proxy card, your shares will be included for purposes of determining the existence of a quorum. Proxies marked “abstain” and “broker non-votes” (each of which are explained below) also will be counted in determining the presence of a quorum. If the shares present in person or represented by proxy at the annual meeting are not sufficient to constitute a quorum, the chairman of the meeting, or the shareholders by a vote of the holders of a majority of shares present in person or represented by proxy, may, without further notice to any shareholder (unless a new record date is set), adjourn the meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.
What is an “abstention” and how would it affect the vote?
An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions are counted as present for purposes of determining a quorum. However, an abstention with respect to a matter submitted to a vote of shareholders will not be counted for or against the matter. Consequently, an abstention with respect to any of the proposals to be presented at the annual meeting will not affect the outcome of the vote.
What is a “broker non-vote” and how would it affect the vote?
A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Brokers will have discretionary voting power to vote shares for which no voting instructions have been provided by the beneficial owner with respect to the ratification of the appointment of the independent registered public accounting firm, but not with respect to the other proposals. Accordingly, there might be broker non-votes with respect to the election of directors, the advisory vote to approve the compensation of the company’s named executive officers, the approval of the performance criteria under the amended and restated Portland General Electric Company 2006 Stock Incentive Plan, and the approval of the Portland General Electric Company 2008 Annual Cash Incentive Master Plan for Executive Officers. A broker non-vote will have the same effect as an abstention and, therefore, will not affect the outcome of the vote.
Who will conduct the proxy solicitation and how much will it cost?
The company is soliciting your proxy for the annual meeting and will pay all the costs of the proxy solicitation process. We have engaged Broadridge Financial Solutions, Inc. to assist in the distribution of proxy materials, and we will pay their reasonable out-of-pocket expenses for those services. Our directors, officers and employees may communicate with shareholders by telephone, facsimile, email or personal contact to solicit proxies. These individuals will not be specifically compensated for doing so. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials to the beneficial owners of PGE common stock.
Who will count the votes?
Broadridge Financial Solutions, Inc. will tabulate the votes cast by mail, Internet, or telephone. Nora E. Arkonovich, our Assistant Secretary, will tabulate any votes cast at the annual meeting and will act as inspector of election to certify the results.
If you have any questions about voting your shares or attending the annual meeting, please call our Investor Relations Department at (503) 464-7395.

Security Ownership of Certain Beneficial Owners,
Directors and Executive Officers
On March 18, 2013 there were 75,671,716 shares of PGE common stock outstanding. The following table sets forth, as of that date unless otherwise specified, the beneficial ownership of PGE common stock of (1) known beneficial owners of more than 5% of PGE’s common stock, (2) each director or nominee for director, (3) each of our “named executive officers” listed in the Summary Compensation Table, and (4) our executive officers and directors as a group. Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his, her or its name, except as otherwise noted.

Name and Address of Benefical Owner	Amount and Nature of Ownership	Percent of Class
5% or Greater Holders
BlackRock, Inc.(1)	4,389,318	5.81%
40 East 52nd Street
New York, NY 10022
The Vanguard Group, Inc.(2)	5,595,746	7.40%
100 Vanguard Blvd.
Malvern, PA 19355
Non-Employee Directors
John W. Ballantine	10,533(3)	*
Rodney L. Brown, Jr.	9,857(3)	*
Jack E. Davis	2,022(3)	*
David A. Dietzler	10,533(3)(4)	*
Kirby A. Dyess	6,899(3)	*
Mark B. Ganz	10,533(3)(4)	*
Corbin A. McNeill, Jr.	10,533(3)	*
Neil J. Nelson	10,133(3)(4)	*
M. Lee Pelton	10,533(3)	*
Robert T. F. Reid	10,533(3)	*
Named Executive Officers
James J. Piro	63,020	*
Maria M. Pope	20,373(4)	*
J. Jeffrey Dudley	18,129	*
Stephen M. Quennoz	19,873	*
James F. Lobdell	15,383	*

All of the above officers and directors and other executive officers as a group (22 persons)	284,227	*

*	Percentage is less than 1% of PGE common stock outstanding.

(1)	As reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2013.

(2)	As reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2013.

(3)
Includes the following number of shares of common stock that will be issued on March 31, 2013 upon the vesting of restricted stock units granted under the Portland General Electric Company 2006 Stock Incentive Plan: For Messrs. Ballantine, Brown, Dietzler, Ganz, McNeill, Nelson, Pelton and Reid and Ms. Dyess - 551 shares, and for Mr. Davis 506 shares.  Restricted stock units do not have voting or investment power until the units vest and the underlying common stock is issued.

(4)	Shares are held jointly with the individual's spouse, who shares voting and investment power.

Section 16(a) Beneficial Ownership Reporting Compliance
The rules of the Securities and Exchange Commission require that we disclose late filings of reports of stock ownership (and changes in stock ownership) by our directors and executive officers and persons who beneficially own more than 10% of our common stock. To the best of our knowledge, all of the filings required by Section 16(a) of the Securities Exchange Act of 1934 for our directors and executive officers and persons who beneficially own more than 10% of our common stock were made on a timely basis in 2012.

Executive Officers (1)

Name	Age	Business Experience
James J. Piro	60
Appointed President and Co-Chief Executive Officer on January 1, 2009 and appointed President and Chief Executive Officer on March 1, 2009. Served as Executive Vice President, Chief Financial Officer and Treasurer from July 2002 to December 2008. Served as Senior Vice President Finance, Chief Financial Officer and Treasurer from May 2001 until July 2002. Served as Vice President, Chief Financial Officer and Treasurer from November 2000 until May 2001. Served as Vice President, Business Development from February 1998 until November 2000. Served as General Manager, Planning Support, Analysis and Forecasting, from 1992 until 1998.

President and Chief Executive Officer

James F. Lobdell	54
Appointed to current position on March 1, 2013. Served as Vice President, Power Operations and Resource Strategy from August 2, 2004 until appointed to current position. Served as Vice President, Power Operations from September 2002 until August 2, 2004. Served as Vice President, Risk Management Reporting, Controls and Credit from May 2001 until September 2002.

Senior Vice President, Finance, Chief Financial Officer and Treasurer

William O. Nicholson	54
Appointed to current position on April 18, 2011. Served as Vice President, Distribution Operations from August 2009 until appointed to current position. Served as Vice President, Customers and Economic Development from May 2007 until August 2009. Served as General Manager, Distribution Western Region from April 2004 until May 2007. Served as General Manager, Distribution Line Operations and Services from February 2002 until April 2004.

Senior Vice President, Customer Service, Transmission and Distribution

Maria M. Pope	48
Appointed to current position on March 1, 2013. Served as Senior Vice President, Finance, Chief Financial Officer and Treasurer from January 1, 2009 until appointed to current position. Previously served as a director of the company from January 2006 to December 2008. Served as Vice President and Chief Financial Officer of Mentor Graphics Corporation, a software company based in Wilsonville, Oregon, from July 2007 to December 2008. Prior to joining Mentor Graphics, served as Vice President and General Manager, Wood Products Division of Pope & Talbot, Inc., a pulp and wood products company, from December 2003 to April 2007. Pope & Talbot, Inc. filed a voluntary petition under Chapter 11 of the federal bankruptcy laws on November 19, 2007. Ms. Pope previously worked for Levi Strauss & Co. and Morgan Stanley & Co., Inc.

Senior Vice President, Power Supply and Operations, and Resource Strategy

Arleen N. Barnett	61
Appointed to current position on August 2, 2004. Served as Vice President, Human Resources and Information Technology and as Corporate Compliance Officer from May 2001 until appointed to current position. Served as Vice President, Human Resources from February 1998 until May 2001.

Vice President, Administration

O. Bruce Carpenter	62	Appointed to current position on August 1, 2009. Served as General Manager, Revenue Operations from January 2004 until appointed to current position.
Vice President, Distribution

Carol A. Dillin	55
Appointed to current position on August 1, 2009. Served as Vice President, Public Policy from February 2004 until appointed to current position. Served as Director of Public Affairs and Corporate Communications from April 1998 until February 2004.

Vice President, Customer Strategies and Business Development

J. Jeffrey Dudley	64
Appointed to current position on August 10, 2007. Served as Associate General Counsel from May 2001 until appointed to current position and was the lead regulatory attorney on state and federal matters.

Vice President, General Counsel and Corporate Compliance Officer

Campbell A. Henderson	59	Appointed to current position on August 1, 2006. Served as Chief Information Officer and General Manager, Information Technology from August 2005 until appointed to current position.
Vice President, Information Technology and Chief Information Officer

Stephen M. Quennoz	65	Appointed to current position on July 25, 2002. Served as Vice President, Generation from January 2001 until appointed to current position.
Vice President, Nuclear and Power Supply/Generation

W. David Robertson	45	Appointed to current position on August 1, 2009. Served as Director of Government Affairs from June 2004 until appointed to current position.
Vice President, Public Policy

Kristin A. Stathis	49
Appointed to current position on June 1, 2011.  Served as general manager of Revenue Operations from August 2009 until May 2011. Served as assistant treasurer and manager of Corporate Finance from October 2005 until July 2009. Served as general manager of Power Supply Risk Management from August 2003 until September 2005.

Vice President, Customer Service Operations

(1)    Officers of PGE are appointed by the Board of Directors and serve at the pleasure of the Board of Directors.

Corporate Governance

Corporate Governance Program
Our board has implemented a corporate governance program, including the adoption of charters for our Audit Committee, Compensation and Human Resources Committee, Nominating and Corporate Governance Committee and Finance Committee; Corporate Governance Guidelines (including Categorical Standards for Determination of Director Independence); a Process for Handling Communications to the Board of Directors and Board Committees; a Code of Business Ethics and Conduct; and a Code of Ethics for Chief Executive and Senior Financial Officers. These documents are published under the “Investors -Corporate Governance” section of our website at www.portlandgeneral.com and are available in print to shareholders, without charge, upon request to Portland General Electric Company at its principal executive offices at 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204, Attention: Corporate Secretary.
Board of Directors
Our business, property and affairs are managed under the direction of our Board of Directors. Members of the board are kept informed of our business by consulting with our Chief Executive Officer and other officers and senior management, by reviewing and approving capital and operating plans and budgets and other materials provided to them, by visiting our offices and plants and by participating in meetings of the board and its committees.
During 2012, the Board of Directors met five times. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and meetings held by all committees on which the director served, during 2012 or the period in 2012 for which the director served. Under our Corporate Governance Guidelines, the non-management directors must meet in executive session without management at least quarterly. The Chairman of the board (or if the Chairman is not an independent director, the lead independent director) presides over these executive sessions. The non-management directors met in executive session four times in 2012, generally at the end of each regular quarterly board meeting. In the event that the non-management directors include directors who are not independent under the NYSE listing standards, our Corporate Governance Guidelines require the independent directors to meet separately in executive session at least once a year. The independent directors met in separate executive session two times in 2012. Since the date of our 2012 annual meeting of shareholders, all of our non-management directors have also been independent under the NYSE listing standards.
It is our policy that directors are expected to attend the annual meeting of shareholders. A director who is unable to attend the annual meeting of shareholders (which it is understood may occur on occasion) is expected to notify the Chairman of the board. At the time of the 2012 annual meeting of shareholders, we had 11 directors. All 11 of our directors attended the 2012 annual meeting of shareholders.
Board Leadership Structure
We separate the roles of Chief Executive Officer and Chairman of the board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the company and the day-to-day leadership and performance of the company. The Chairman of the board provides leadership to the board in exercising its role of providing advice to, and independent oversight of, management. The Chairman of the board also provides leadership in defining the board’s structure and activities in the fulfillment of its responsibilities, provides guidance to the Chief Executive Officer, sets the board meeting agendas with board and management input, and presides over meetings of the Board of Directors and meetings of shareholders. The board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the board’s oversight responsibilities continue to grow. While our bylaws and Corporate Governance Guidelines do not require that our Chairman and Chief Executive Officer positions be separate, the board believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for the company at this time and demonstrates our commitment to good corporate governance. Corbin A. McNeill, Jr., our current Chairman, is an independent director as defined in the NYSE corporate governance listing standards and the company’s categorical standards with respect to the determination of director independence.
Board Oversight of Risk
Management is responsible for the day-to-day management of risks the company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. The board’s role in the company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the company, including operational, financial, legal, regulatory and strategic risks. These reports help the board understand the company’s risk identification, risk management and risk mitigation strategies and processes.
While the board has ultimate responsibility for oversight of the risk management process, various committees of the board assist the board in fulfilling its oversight responsibilities for certain areas of risk. The Audit Committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements and reviews quarterly reports from the company’s Corporate Compliance Committee. In addition, the Audit Committee discusses guidelines and policies governing the process by which the company assesses and manages its exposure to risk and discusses the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Compensation and Human Resources Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from the company’s compensation policies and programs. The Nominating and Corporate Governance Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for directors, and corporate governance. The Finance Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with the company’s power operations, capital projects, finance activities, credit and liquidity.
Selection of Candidates for Board Membership
The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the board for election as directors. The committee seeks candidates with the qualifications and areas of expertise that will enhance the composition of the board. The committee does not have a formal policy with respect to the consideration of diversity in identifying director nominees, but believes it is important that the board represent a diversity of backgrounds, experience, gender and race. The committee considers a number of criteria in selecting nominees, including:

•	Demonstration of significant accomplishment in the nominee's field;

•	Ability to make a meaningful contribution to the board's oversight of the business and affairs of the company;

•	Reputation for honesty and ethical conduct in the nominee's personal and professional activities;

•	Relevant background and knowledge in the utility industry;

•	Specific experiences and skills in areas important to the operation of the company; and
•Business judgment, time availability, including the number of other boards of public companies on which a nominee serves, and potential conflicts of interest.
The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. In considering candidates recommended by shareholders, the committee will take into consideration the needs of the board and the qualifications of the candidate. To have a candidate considered by the Nominating and Corporate Governance Committee, a shareholder must submit the recommendation in writing and must include the following information:

•	The shareholder’s name and evidence of ownership of PGE common stock, including the number of shares owned and the length of time of ownership; and

•
The candidate’s name, resume or listing of qualifications to be a director and consent to be named as a director if selected by the Nominating and Corporate Governance Committee and nominated by the board.

The shareholder recommendation and information described above must be sent to the Chairman of the Nominating and Corporate Governance Committee, in care of our Corporate Secretary, at Portland General Electric Company, 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204.
The Nominating and Corporate Governance Committee retains an outside search firm to assist the committee members in identifying and evaluating potential nominees for the board. The committee also identifies potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons meeting the criteria described above who might be available to serve on the board, especially business and civic leaders in the communities in our service area. As described above, the committee will also consider candidates recommended by shareholders.
Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the committee may collect and review publicly available information to assess whether the person should be considered further. If the committee determines that the person warrants further consideration, the committee chair or another member of the committee will contact the person. Generally, if the person expresses a willingness to be a candidate and to serve on the board, the Nominating and Corporate Governance Committee may request information from the candidate, review the candidate’s accomplishments and qualifications and compare them to the accomplishments and qualifications of any other candidates that the committee might be considering. The committee may also choose to conduct one or more interviews with the candidate. In certain instances, committee members may contact references provided by the candidate or may contact other members of the business community or other persons who may have greater first-hand knowledge of the candidate’s accomplishments. The committee’s evaluation process does not vary based on whether a candidate is recommended by a shareholder.
Non-Employee Director Compensation
The following table describes the compensation earned by persons who served as non-employee directors during any part of 2012.
2012 Director Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(4)	Total
John W. Ballantine	$79,500	$ 64,347(2)	$—	$1,372	$145,219
Rodney L. Brown, Jr.	69,000	64,347(2)	—	1,372	134,719
Jack E. Davis	24,000	54,978(3)	—	410	79,388
David A. Dietzler	84,000	64,347(2)	—	1,372	149,719
Kirby A. Dyess	58,000	64,347(2)	—	1,372	123,719
Peggy Y. Fowler	40,500	9,357(2)		330	50,187
Mark B. Ganz	65,000	64,347(2)	—	1,372	130,719
Corbin A. McNeill, Jr.	131,875	64,347(2)	—	1,372	197,594
Neil J. Nelson	72,000	64,347(2)	—	1,372	137,719
M. Lee Pelton	90,500	64,347(2)	—	1,372	156,219
Robert T. F. Reid	68,313	64,347(2)	—	1,372	134,032

(1)	Amounts in this column include cash retainers, meeting fees and chair fees.

(2)
These amounts represent the grant date fair value of restricted stock unit grants made in 2012, the terms of which are discussed below in the section entitled “Restricted Stock Unit Grants.” For all directors elected at our 2012 annual meeting of shareholders, the annual equity grants (with a grant date fair value of $54,990) were made on May 22, 2012 in respect of services to be performed during the ensuing 12-month period. These amounts also include a supplemental grant made on January 1, 2012 with a grant date fair value of $9,357, which reflects the January 1, 2012 effective date of an increase from $30,000 to $55,000 in the annual equity grant to non-employee directors. The increase was approved by the board on October 26, 2011.

(3)	This amount represents the grant date fair value of the annual equity grant to Mr. Davis made on August 1, 2012, following his appointment as a director on June 13, 2012.

(4)
This column shows amounts earned in respect of dividend equivalent rights under restricted stock unit awards. See the discussion below under “Restricted Stock Unit Grants.” The value of the dividend equivalent rights was not incorporated into the “Stock Awards” column.

Current Compensation Arrangements for Non-Employee Directors
The following table describes the current compensation arrangements with our non-employee directors:

Annual Cash Retainer Fees
Annual Cash Retainer Fee for Directors	$30,000
Additional Annual Cash Retainer Fee for Chairman of the Board	75,000
Additional Annual Cash Retainer Fee for Audit Committee Chair	15,000
Additional Annual Cash Retainer Fee for Compensation and Human Resources Committee Chair	11,250
Additional Annual Cash Retainer Fee for Other Committee Chairs	7,500
Board and Committee Meeting Fees
Attendance in person	3,000
Telephone attendance	1,000
Value of Annual Grant of Restricted Stock Units	55,000

The annual cash retainers and board and committee meeting fees are paid quarterly in arrears. We will also reimburse certain expenses related to the directors’ service on the board, including expenses in connection with attendance at board and committee meetings.
Restricted Stock Unit Grants
Each of our non-employee directors receives an annual grant of restricted stock units. The number of restricted stock units each director receives is determined by dividing $55,000 by the closing price of PGE common stock on the date of grant. These grants are typically made on or around the date of our annual meeting of shareholders.
Each restricted stock unit represents the right to receive one share of common stock at a future date. Provided that the director remains a member of the board, the restricted stock units will vest over a one-year vesting period in equal installments on the last day of each calendar quarter and will be settled exclusively in shares of common stock. Restricted stock units do not have voting rights with respect to the underlying common stock until the units vest and the common stock is issued.
Each director also was granted one dividend equivalent right with respect to each restricted stock unit. Each dividend equivalent right represents the right to receive an amount equal to dividends paid on one share of common stock, having a record date between the grant date and vesting date of the related restricted stock unit. The dividend equivalent rights will be settled exclusively in cash on the date that the related dividends are paid to holders of common stock.
The grants of restricted stock units and dividend equivalent rights were made pursuant to the terms of the Portland General Electric Company 2006 Stock Incentive Plan. The grants are subject to the terms and conditions of the plan and agreements between PGE and each director.
Stock Ownership Requirement for Non-Employee Directors
Our Corporate Governance Guidelines require each non-employee director to own shares of PGE common stock with a value equal to at least three times the value of the annual equity grant to non-employee directors. Non-employee directors must meet this requirement by the later of (i) March 31, 2015 or (ii) five years following the first annual meeting at which they are elected. Our stock ownership policy for executive officers is described on page 46 of this proxy statement.
Outside Directors’ Deferred Compensation Plan
The company maintains the Portland General Electric Company 2006 Outside Directors’ Deferred Compensation Plan to provide directors with the opportunity to defer payment of compensation for their board service. Directors may defer fees and retainers, as well as any other form of cash remuneration included on a deferral election form approved by the Compensation and Human Resources Committee. Deferral elections must be made no later than December 15 of the taxable year preceding the year in which the compensation is earned. Deferrals accumulate in an account that earns interest at a rate that is one-half a percentage point higher than the Moody’s Average Corporate Bond rate. Benefit payments under the plan may be made in a lump sum or in monthly installments over a maximum of 180 months.
Director Independence
For a director to be considered independent under the NYSE corporate governance listing standards, the Board of Directors must affirmatively determine that the director does not have any direct or indirect material relationship with the company, including any of the relationships specifically proscribed by the NYSE independence standards. The board considers all relevant facts and circumstances in making its independence determinations. Only independent directors may serve on our Audit Committee, Compensation and Human Resources Committee, and Nominating and Corporate Governance Committee.
In addition to complying with NYSE independence standards, our Board of Directors has adopted a formal set of categorical standards with respect to the determination of director independence. Under our Categorical Standards for Determination of Director Independence, a director must be determined to have no material relationship with the company other than as a director. These standards specify the criteria by which the independence of our directors will be determined, including guidelines for directors and their immediate families with respect to past employment or affiliation with the company, its customers or its independent registered public accounting firm. The standards also restrict commercial and not-for-profit relationships with the company, and prohibit Audit Committee members from having any accounting, consulting, legal, investment banking or financial advisory relationships with the company. Directors may not be given personal loans or extensions of credit by the company, and all directors are required to deal at arm’s length with the company and its subsidiaries, and to disclose any circumstance that may result in the director no longer being considered independent. The full text of our Categorical Standards for Determination of Director Independence is published as an addendum to our Corporate Governance Guidelines, which are available under the “Investors - Corporate Governance” section of our website at www.portlandgeneral.com.

During its review of director independence, the board considered whether there were any transactions or relationships between the company and any director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). The board also considered our charitable contributions to not-for-profit organizations for which a director or an immediate family member of a director serves as a board member or executive officer. In addition, the board considered that in the ordinary course of our business we provide electricity to some directors and entities with which they are affiliated on the same terms and conditions as provided to other customers of the company.
As a result of this review, the board affirmatively determined that the following directors nominated for election at the annual meeting are independent under the NYSE listing standards and our independence standards: John W. Ballantine, Rodney L. Brown, Jr., Jack E. Davis, David A. Dietzler, Kirby A. Dyess, Mark B. Ganz, Corbin A. McNeill, Jr., Neil J. Nelson, M. Lee Pelton and Robert T. F. Reid.
The board determined that James J. Piro is not independent because of his employment as the company’s President and Chief Executive Officer.
Board Committees
The Board of Directors has four standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation and Human Resources Committee and the Finance Committee. Current copies of the charters for each of these committees are available under the “Investors - Corporate Governance” section of our website at www.portlandgeneral.com. The Board of Directors has determined that each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation and Human Resources Committee is comprised solely of independent directors in accordance with the NYSE listing standards.
The table below provides membership information for each of the committees as of March 31, 2013.

	Audit Committee	Nominating and Corporate Governance Committee	Compensation and Human Resources Committee	Finance Committee
John W. Ballantine			X	Chair
Rodney L. Brown, Jr.	X	X
Jack E. Davis				X
David A. Dietzler	Chair	X
Kirby A. Dyess	X
Mark B. Ganz			X	X
Corbin A. McNeill, Jr.		X
Neil J. Nelson	X		X
M. Lee Pelton		Chair	X	X
Robert T. F. Reid			Chair
Audit Committee
The Audit Committee met four times in 2012. Under the terms of its charter, the Audit Committee must meet at least once each quarter. The committee regularly meets separately with management, our internal auditor and our independent registered public accounting firm. The responsibilities of the committee include:
•Retaining our independent registered public accounting firm;
•Evaluating the qualifications, independence and performance of our independent registered public accounting firm;
•Overseeing matters involving accounting, auditing, financial reporting and internal control functions, including the integrity of our financial statements and internal controls;
•Approving audit and permissible non-audit service engagements to be undertaken by our independent registered public accounting firm through the pre-approval policies and procedures adopted by the committee;
•Reviewing the performance of our internal audit function;

•	Reviewing the company’s annual and quarterly financial statements and the company’s disclosures under

“Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on Forms 10-K and 10-Q and recommending to the Board of Directors whether the financial statements should be included in the annual report on Form 10-K; and
•Discussing the guidelines and policies governing the process by which we assess and manage our exposure to risk.
The committee has the authority to secure independent expert advice to the extent the committee determines it to be appropriate, including retaining independent counsel, accountants, consultants or others, to assist the committee in fulfilling its duties and responsibilities.
The Board of Directors has determined that Mr. Dietzler is an “audit committee financial expert” as that term is defined under rules of the Securities and Exchange Commission.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee met four times in 2012. Under the terms of its charter, the committee must meet at least two times annually. The responsibilities of the committee include:
•Identifying and recommending to the board individuals qualified to serve as directors and on committees of the board;
•Advising the board with respect to board and committee composition and procedures;
•Developing and recommending to the board a set of corporate governance guidelines;

•	Either as a committee, or together with the full board, reviewing the succession plans for the Chief Executive Officer and senior officers; and
•Overseeing the self-evaluation of the board and coordinating the evaluations of the board committees.
The committee may retain search firms to identify director candidates, and has the sole authority to approve the search firm’s fees and other retention terms. The committee also may retain independent counsel or other consultants or advisers as it deems necessary to assist in its duties to the company.
Compensation and Human Resources Committee
The Compensation and Human Resources Committee met six times in 2012. Under the terms of its charter, the committee must meet at least two times annually. The responsibilities of the committee include:

•
Together with the other independent directors, evaluating annually the performance of the Chief Executive Officer in light of the goals and objectives of our executive compensation plans, both generally and with respect to approved performance goals;

•
Evaluating annually the performance of the other executive officers in light of the goals and objectives applicable to such executive officers, which may include requesting that the Chief Executive Officer provide performance evaluations for such executive officers and recommendations with respect to the compensation of such executive officers (including long-term incentive compensation);

•
Either as a committee or, if directed by the board, together with the other independent directors, determining and approving the compensation of the Chief Executive Officer and the other executive officers in light of the evaluation of the officers’ performance;

•	Reviewing and approving, or recommending approval of, perquisites and other personal benefits to our executive officers;

•	Reviewing and recommending the appropriate level of compensation for board and committee service by non-employee members of the board;

•	Reviewing our executive compensation plans and programs annually and approving or recommending to the board new compensation plans and programs or amendments to existing plans and programs; and

•	Reviewing and approving any severance or termination arrangements to be made with any executive officer.
Under its charter, the committee has authority to retain compensation consultants to assist the committee in carrying out its responsibilities, including sole authority to approve the consultants’ fees and other retention terms. The committee has engaged Frederic W. Cook & Co., Inc. to advise it on matters related to executive compensation.
The committee is supported in its work by members of our Compensation and Benefits Department. The formal role of our executive officers in determining executive compensation is limited to the responsibility of the Chief Executive Officer to provide the committee with a self-evaluation, as well as an evaluation of the performance of the other executive officers. The committee may also seek input from our executive officers in developing an overall compensation philosophy and in making decisions about specific pay components.
The committee has authority to conduct or authorize investigations or studies of matters within the committee’s scope of responsibilities, and to retain independent counsel or other consultants or advisers as it deems necessary to assist it in those matters. To the extent permitted by applicable law, regulation or the NYSE listing standards, the committee may form subcommittees and delegate to the subcommittees, or to the committee chairperson individually, such power and authority as the committee deems appropriate.
Finance Committee
The Finance Committee met four times in 2012. Under the terms of its charter, the committee meets as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than annually. The responsibilities of the committee include:

•	Reviewing and recommending to the board financing plans, and annual capital and operating budgets, proposed by management;

•	Reviewing, and approving or recommending, certain costs for projects, initiatives, transactions and other activities within the ordinary business of the company;

•	Reviewing our capital and debt structure, approving or recommending to the board the issuance of secured and unsecured debt, and recommending to the board the issuance of equity;

•	Reviewing and recommending to the board dividends, including changes in dividend amounts, dividend payout goals and objectives;

•	Reviewing earnings forecasts;

•	Reviewing and recommending to the board investment policies and guidelines and the use of derivative securities to mitigate financial and foreign currency exchange risk; and

•	Overseeing the control and management of benefit plan assets and investments.
Policies on Business Ethics and Conduct
All of our directors, officers and employees are required to abide by our Code of Business Ethics and Conduct. This code of ethics covers all areas of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information, compliance with all applicable laws and regulations, and oversight and compliance. Our Chief Executive Officer, Chief Financial Officer and Controller are also required to abide by the Code of Ethics for Chief Executive and Senior Financial Officers. These ethics codes form the foundation of a comprehensive program of compliance with our Guiding Behaviors - Be Accountable, Earn Trust, Dignify People, Make the Right Thing Happen, Positive Attitude and Team Behavior - and all corporate policies and procedures to ensure that our business is conducted ethically and in strict adherence to all laws and regulations applicable to us. Employees are responsible for reporting any violation, including situations or matters that may be considered to be unethical or a conflict of interest under the ethics codes.
The full texts of both the Code of Business Ethics and Conduct and the Code of Ethics for Chief Executive and Senior Financial Officers are available under the “Investors - Corporate Governance” section of our website at www.portlandgeneral.com or in print to shareholders, without charge, upon request to Portland General Electric Company, 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204, Attention: Corporate Secretary. Any future amendments to either of these codes, and any waiver of the Code of Ethics for Chief Executive and Senior Financial Officers, and of certain provisions of the Code of Business Ethics and Conduct for directors, executive officers or our Controller, will be disclosed on our website promptly following the amendment or waiver.
As required by NYSE rules, our audit committee has procedures in place regarding the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters and allowing for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. In addition, we have a Policy Regarding Compliance with Securities and Exchange Commission Attorney Conduct Rules that requires all of our lawyers to report to the appropriate persons at the company evidence of any actual, potential or suspected material violation of state or federal law or breach of fiduciary duty by the company or any of its directors, officers, employees or agents.

Certain Relationships and Related Person Transactions
PGE and Local Union No. 125 of the International Brotherhood of Electrical Workers have established a trust that is partly funded by PGE to provide health and welfare benefits to employees and retirees who are covered by one of the collective bargaining agreements between PGE and the union. The trust is administered by a Board of Trustees composed of six members, three of whom are appointed by PGE and three of whom are appointed by the union. Currently all six members of the Board of Trustees are PGE employees. By action of the Board of Trustees, the trust engaged Regence BlueCross BlueShield of Oregon, a subsidiary of Cambia Health Solutions, Inc., to provide health products and services. Pursuant to the funding agreement between PGE and Local Union No. 125 of the International Brotherhood of Electrical Workers, PGE paid approximately $692,326 in 2012 to the trust for administrative fees paid to Cambia Health Solutions, Inc. for these health products and services. Mark ,B. Ganz, a member of our Board of Directors, is President and Chief Executive Officer and a director of Cambia Health Solutions, Inc. In its review of director independence, the Board of Directors considered this related person transaction.
We do not have a separate written policy or procedures for the review, approval or ratification of transactions with related persons. However, our Corporate Governance Guidelines and our Code of Business Ethics and Conduct address conflicts of interest and relationships with PGE. In its consideration of nominees for the Board of Directors, the Nominating and Corporate Governance Committee examines possible related person transactions as part of its review. The Board of Directors annually reviews the relationship that each director has with PGE, which includes relationships with our officers and employees, our auditors and our customers. Our Code of Business Ethics and Conduct requires any person, including our directors and officers, to report any violation of the code or any situation or matters that may be considered to be unethical or a conflict of interest. Any potential conflict of interest under the code involving a director, an executive officer or our Controller is reviewed by the Audit Committee. Only the Audit Committee may waive a conflict of interest involving a director, an executive officer or our Controller, which will be promptly disclosed to our shareholders to the extent required by law.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation and Human Resources Committee during 2012 were Robert T. F. Reid, John W. Ballantine, Mark B. Ganz, Neil J. Nelson and M. Lee Pelton. All members of the committee during 2012 were independent directors and no member was an employee or former employee. Except for the relationship concerning Mark B. Ganz disclosed above under “Certain Relationships and Related Person Transactions,” no member of the committee had any relationship involving the company that requires disclosure in this proxy statement under the SEC’s rules. During 2012, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation and Human Resources Committee or Board of Directors.

Audit Committee Report

The Audit Committee provides assistance to the Board of Directors in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the company and its subsidiaries. Management is responsible for the company’s internal controls and the financial reporting process, including the integrity and objectivity of the company’s financial statements. The company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for performing an independent audit of the company’s financial statements, expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles, expressing an opinion as to the effectiveness of the company’s internal control over financial reporting and reviewing the company’s quarterly financial statements.
The committee has met and held discussions with management and Deloitte regarding the fair and complete presentation of the company’s financial results and the effectiveness of the company’s internal control over financial reporting. The committee has discussed with Deloitte significant accounting policies that the company applies in its financial statements, as well as alternative treatments. The committee also discussed with the company’s internal auditor and Deloitte the overall scope and plans for their respective audits.
Management represented to the committee that the company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the committee has reviewed and discussed the consolidated financial statements with management and Deloitte. The committee has discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The committee has reviewed and discussed with Deloitte all communications required by generally accepted auditing standards. In addition, the committee has received the written disclosures and the letter regarding independence from Deloitte, as required by applicable requirements of the Public Company Accounting Oversight Board, and has discussed such information with Deloitte.
Based upon the review, discussions and representations referenced above, the committee recommended to the Board of Directors that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Securities and Exchange Commission.
The committee has appointed Deloitte as the company’s independent registered public accounting firm for fiscal year 2013.
Audit Committee
David A. Dietzler, Chair
Rodney L. Brown, Jr.
Kirby A. Dyess
Neil J. Nelson

Principal Accountant Fees and Services

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, for 2012 and 2011 were as follows:

	2012	2011
Audit Fees(1)	$1,320,000	$ 1,456,365(5)
Audit-Related Fees(2)	216,299	241,830
Tax Fees(3)	—	—
All Other Fees(4)	9,480	6,990
Total	$1,545,779	$ 1,705,185(5)

(1)
For professional services rendered for the audit of our consolidated financial statements for the fiscal years ended December 31, 2012 and 2011 and for the review of the interim consolidated financial statements included in quarterly reports on Form 10-Q. Audit Fees also include services normally provided in connection with statutory and regulatory filings or engagements, assistance with and review of documents filed with the Securities and Exchange Commission, the issuance of consents and comfort letters, as well as the independent auditor’s report on the effectiveness of internal control over financial reporting.

(2)
For assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements not reported under “Audit Fees” above, including employee benefit plan audits, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards. Also includes amounts reimbursed to PGE in connection with cost sharing arrangements for certain services.

(3)	For professional tax services, including consulting and review of tax returns.

(4)	For all other products and services not included in the above three categories, including reference products related to income taxes and financial accounting matters.

(5)	Includes adjustment to the amount previously reported to reflect the final amount billed.

Pre-Approval Policy for Independent Auditor Services

The Audit Committee must separately pre-approve the engagement of the independent registered public accounting firm to audit our consolidated financial statements. Prior to the engagement, the Audit Committee reviews and approves a list of services, including estimated fees, expected to be rendered during that year by the independent registered public accounting firm.
In addition, the Audit Committee requires pre-approval of all audit and permissible non-audit services provided by the company’s independent auditors, pursuant to a pre-approval policy adopted by the committee. The term of pre-approval is 12 months, unless the Audit Committee specifically provides for a different period. A detailed written description of the specific audit, audit-related, tax and other services that have been pre-approved, including specific monetary limits, is required. The Audit Committee may also pre-approve particular services and fees on a case-by-case basis. Management and the independent auditors are required to report at least quarterly to the Audit Committee regarding the actual services, and fees paid for such services, compared to the services and fees that were pre-approved in accordance with this policy.
All audit and permissible non-audit services provided by the independent auditors during 2012 and 2011 were pre-approved by the Audit Committee.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors
The board has nominated all of the 11 current directors for re-election as directors. The nominees are: John W. Ballantine, Rodney L. Brown, Jr., Jack E. Davis, David A. Dietzler, Kirby A. Dyess, Mark B. Ganz, Corbin A. McNeill, Jr., Neil J. Nelson, M. Lee Pelton, James J. Piro, and Robert T. F. Reid. This slate of nominees satisfies the NYSE listing standards for board composition and majority director independence. See the section above entitled “Corporate Governance - Director Independence” for further details regarding director independence.
All of our directors are elected annually by shareholders. Directors hold office until their successors are elected and qualified, or until their earlier death, resignation or removal. Our bylaws provide that the Board of Directors may determine the size of the board, which the board has currently set at 11 directors. At the annual meeting, proxies cannot be voted for a greater number of individuals than the number of nominees named in this proxy statement.
All of the nominees have agreed to serve if elected. If any director is unable to stand for election, the board may reduce the number of directors or designate a substitute. In that case, shares represented by proxies will be voted for a substitute director. We do not expect that any nominee will be unavailable or unwilling to serve.
Director Nominees
In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated an ability to exercise sound judgment, as well as a commitment of service to the company and the board.
John W. Ballantine, age 67, director since February 2004
Mr. Ballantine has been an active, self-employed private investor since 1998, when he retired from First Chicago NBD Corporation where he had most recently served as Executive Vice President and Chief Risk Management Officer. During his 28-year career with First Chicago, Mr. Ballantine was responsible for International Banking operations, New York operations, Latin American Banking, Corporate Planning, U.S. Financial Institutions business and a variety of trust operations. Mr. Ballantine also serves on the boards of directors of DWS Funds and Healthways, Inc., as a member of the audit committee and the nominating and governance committee of DWS Funds, and as chair of the fixed income and quantitative strategies oversight committee of DWS Funds. We believe that Mr. Ballantine’s qualifications to serve on our board include his extensive experience in finance and risk management, his experience in various executive and leadership roles for First Chicago NBD Corporation, as well as his experience on the boards of other companies. Mr. Ballantine’s expertise in finance and risk management is of great value to the board, given the company’s significant ongoing and anticipated capital programs and the company’s focus on enterprise risk management.
Mr. Ballantine is Chairman of the Finance Committee and a member of the Compensation and Human Resources Committee.
Rodney L. Brown, Jr., age 56, director since February 2007
Mr. Brown is Managing Partner with Cascadia Law Group PLLC, a Seattle, Washington law firm he founded in 1996, which specializes in environmental law in the Pacific Northwest. From 1992 to 1996, Mr. Brown was a Managing Partner at the Seattle office of Morrison & Foerster, LLP, a large international law firm. We believe that Mr. Brown’s qualifications to serve on our board include his experience as an environmental lawyer, his extensive knowledge of environmental laws and regulations to which the company is subject, and his general knowledge of government and public affairs.
Mr. Brown is a member of the Nominating and Corporate Governance Committee and the Audit Committee.
Jack E. Davis, age 66, director since June 2012
Mr. Davis served as Chief Executive Officer of Arizona Public Service Company (“APS”), Arizona’s largest electricity provider, from September 2002 until his retirement in March 2008 and as President of APS from October 1998 to October 2007. Mr. Davis also served as President and Chief Operating Officer of Pinnacle West Capital Corporation (”Pinnacle West”)

from September 2003 to March 2008 and as a director of Pinnacle West from January 2001 to March 2008 and a director of APS from October 1998 to May 2008. Pinnacle West is the parent company of APS. During his 35 years at APS, Mr. Davis held executive and management positions in various areas of the company including commercial operations, generation and transmission, customer service, and power operations. Mr. Davis has served on the boards of the Edison Electric Institute and the National Electric Reliability Council. He also served as Chairman of the Western Systems Coordinating Council in 2000. We believe that Mr. Davis’ qualifications to serve on our board include his extensive knowledge of the utility industry, his experience as Chief Executive Officer and senior executive of APS and his experience as President, Chief Operating Officer, senior executive and director of Pinnacle West.
Mr. Davis is a member of the Finance Committee.
David A. Dietzler, age 69, director since January 2006
Mr.  Dietzler has been a certified public accountant for over 40 years and retired as a partner of KPMG LLP, a public accounting firm, in 2005. During his last 10 years with KPMG LLP he served in both administrative and client service roles, which included serving on the firm’s Board of Directors, including the Governance, Nominating and Board Process Committee and the Evaluation Committee, and was the Pacific Northwest partner in charge of the Audit Practice for KPMG’s offices in Anchorage, Boise, Billings, Portland, Salt Lake City, and Seattle, as well as the Managing Partner of the Portland office. In addition, he serves on the board of directors and as chair of the audit committee of West Coast Bancorp. We believe that Mr. Dietzler’s qualifications to serve on our board include his 37 years of experience auditing public companies and working with audit committees of public companies, his experience as a director of KPMG LLP, his knowledge of Securities and Exchange Commission filing requirements, financial reporting, internal control and compliance requirements, and the experience he acquired through his leadership roles for the Pacific Northwest offices of KPMG.
Mr.  Dietzler is Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee.
Kirby A. Dyess, age 66, director since June 2009
Ms. Dyess is a principal in Austin Capital Management LLC, where she evaluates, invests in, and assists early stage companies in the Pacific Northwest. In addition, she serves on the boards of directors of Itron, Inc. and Viasystems Group, Inc. She also is chair of the compensation committee of Itron, Inc. and the compensation committee of Viasystems Group, Inc. and serves on the governance committee of Viasystems Group, Inc. She has served on the audit committees of Itron, Inc. and Menasha Corporation and has served on the governance committees of Merix Corporation, Itron, Inc. and Menasha Corporation. Prior to forming Austin Capital Management LLC in 2003, Ms. Dyess spent 23 years in various executive and management positions at Intel Corporation, most recently serving as Corporate Vice President of Intel Corporation from 1994 to 2002. Her assignments included Director of Intel Capital Operations from June 2001 to December 2002, Director of Strategic Acquisitions/New Business Development from November 1996 to June 2001, and Director of Worldwide Human Resources from January 1993 to November 1996. We believe that Ms. Dyess’ qualifications to serve on our board include the experience she acquired during her career at Intel Corporation in the areas of risk management, human resources, operations, government relations, mergers and acquisitions, sales and marketing, information technology, and the initiation of start-up businesses, and her experience serving on boards of other companies.
Ms. Dyess is a member of the Audit Committee.
Mark B. Ganz, age 52, director since January 2006
Mr. Ganz has served as President and Chief Executive Officer of Cambia Health Solutions, Inc. (formerly The Regence Group), a parent corporation of various companies offering health, life and disability products and services, including BlueCross and BlueShield trademarked plans, since 2004. Prior to holding his current position, Mr. Ganz served as President and Chief Operating Officer of The Regence Group from 2003 to 2004 and President of Regence BlueCross BlueShield of Oregon from 2001 to 2003. He was Senior Vice President, Chief Legal & Compliance Officer and Corporate Secretary of The Regence Group from 1996 to 2001. Mr. Ganz also serves on the board of directors of Cambia Health Solutions, Inc. and on the board of directors and the audit and compliance committee of The Trizetto Group, Inc., a privately held company that provides technology solutions for health care management. We believe that Mr. Ganz’ qualifications to serve on our board include his experience in various executive roles and his expertise in executive compensation, corporate governance, and ethics and compliance programs.
Mr. Ganz is a member of the Finance Committee and the Compensation and Human Resources Committee.

Corbin A. McNeill, Jr., age 73, director since February 2004
Mr.  McNeill served as Chairman and co-Chief Executive Officer of Exelon Corporation, which was formed in October 2000 by the merger of PECO Energy Company and Unicom Corporation until his retirement in 2002. Prior to the merger, he was Chairman, President and Chief Executive Officer of PECO Energy Company. He serves on the boards of directors of Associated Electric & Gas Insurance Services Limited, Owens-Illinois, Inc., and Silver Spring Networks, Inc. and on the compensation committee of Owens-Illinois, Inc. Mr. McNeill is also a graduate of the Stanford University Executive Management Program. We believe that Mr. McNeill’s qualifications to serve on our board include his knowledge of, and experience in, the utility industry, his experience as a chief executive officer of publicly traded utilities, and his experience serving on boards of other companies.
Mr.  McNeill is the Chairman of our Board of Directors and a member of the Nominating and Corporate Governance Committee.
Neil J. Nelson, age 54, director since October 2006
Mr. Nelson has served as President and Chief Executive Officer of Siltronic Corporation, a global leader in the market for hyperpure silicon wafers and a partner to many top-tier chip manufacturers, since July 2003. He previously served as Vice President of Operations of Siltronic from 2000 to 2003. From 1987 to 2000, he served in various positions with Mitsubishi Silicon America. Mr. Nelson also serves on the board of directors of Siltronic Corporation. We believe that Mr. Nelson’s qualifications to serve on our board include his experience in overseeing company-wide and divisional operations for Siltronic Corporation and divisional operations for Mitsubishi Silicon America, his experience in overseeing manufacturing operations at the department, division and company-wide levels, his experience in risk oversight and environmental issues, and his experience in developing and overseeing compensation programs over the past 15 years for Siltronic Corporation and Mitsubishi Silicon America.
Mr. Nelson is a member of the Audit Committee and the Compensation and Human Resources Committee.
M. Lee Pelton, age 62, director since January 2006
Dr. Pelton has served as President of Emerson College in Boston, Massachusetts since July 2011. From July 1999 to July 2011, he served as President of Willamette University in Salem, Oregon. From 1991 until 1998, he was Dean of Dartmouth College. Prior to 1991, he held faculty and administrative posts at Colgate University and Harvard University. Dr. Pelton also served on the board of directors of PLATO Learning, Inc. from March 2007 to May 2010. We believe that Dr. Pelton’s qualifications to serve on our board include his experience in leadership positions at several universities, his connections to the academic community, his knowledge in the area of university relations and collaborations, his experience serving on boards of other companies, and the unique perspective he brings to various issues considered by the board as a result of his academic background and accomplishments.
Dr. Pelton is Chairman of the Nominating and Corporate Governance Committee and a member of the Compensation and Human Resources Committee and the Finance Committee.
James J. Piro, age 60, director since January 2009
Mr. Piro has served as President and Chief Executive Officer since March 1, 2009 and as President and Co-Chief Executive Officer from January 1, 2009 to March 1, 2009. He was appointed to the Board of Directors effective January 1, 2009 in conjunction with his appointment as President and Co-Chief Executive Officer. From July 2002 to December 2008, he served as Executive Vice President Finance, Chief Financial Officer and Treasurer. From May 2001 to July 2002, he served as Senior Vice President Finance, Chief Financial Officer and Treasurer. From November 2000 to May 2001, he served as Vice President, Chief Financial Officer and Treasurer. Prior to November 2000, he served in various positions with the company, including Vice President, Business Development and General Manager, Planning Support, Analysis and Forecasting. We believe that Mr. Piro’s qualifications to serve on our board include his current role as President and Chief Executive Officer of the company, his more than 30 years of diverse experience as an employee of the company (which includes various executive and management positions) and his extensive knowledge of the company and the utility industry.
Robert T. F. Reid, age 64, director since January 2006
Mr. Reid served as Chair of British Columbia Transmission Corporation from 2003 to November 2008 and as a director of British Columbia Transmission Corporation from 2003 to July 2009. Mr. Reid served as president of Duke Energy Corporation’s Canadian operations from 2002 to 2003. He served as Executive Vice President and Chief Operating Officer of Westcoast Energy Inc. from 2001 until its acquisition by Duke Energy in 2002. Prior to his appointment as Westcoast’s Chief Operating Officer in 2001, Mr. Reid served as President and Chief Executive Officer of Union Gas Ltd. - Canada’s largest natural gas utility, and held other senior executive positions in the natural gas industry and in government service, including Westcoast Energy Inc., Pan-Alberta Gas, Foothills Pipe Lines, and the Independent Petroleum Association of Canada. He serves as a director of Greystone Capital Management, Inc. He has also served in the past as a director of several public companies in Canada, including Union Gas Ltd., Cameco Corporation, Canada Life Assurance Company and Veresen, Inc. We believe that Mr. Reid’s qualifications to serve on our board include his experience in the utility and gas industries, his experience in a variety of senior executive positions, his expertise in executive compensation, and his experience serving on the boards of several large public companies.
Mr. Reid is Chairman of the Compensation and Human Resources Committee.
Directors are elected by a plurality of the votes cast at the annual meeting. Election by a plurality means that the eleven nominees who receive the largest number of votes cast will be elected as directors, provided that a majority of the outstanding shares of common stock are present in person or represented by proxy at the annual meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS.

PROPOSAL 2: NON-BINDING, ADVISORY VOTE
ON APPROVAL OF COMPENSATION
OF NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, requires public companies with a market cap above $75 million to enable their shareholders to vote to approve, on an advisory, non-binding basis, the compensation of their named executive officers as disclosed in such companies’ proxy statements in accordance with the rules of the Securities and Exchange Commission (commonly known as a “Say-on-Pay” proposal).
As described in detail in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation programs are designed to attract and retain our named executive officers and to provide them with incentives to advance the interests of our key stakeholders, which include our shareholders, our customers, and the communities we serve. In designing these programs, we focus on the following principles:
Performance-Based Pay

•	A significant portion of our executives’ pay should be “at risk” and based on performance relative to key stakeholder objectives;

•	Greater responsibility should be accompanied by a greater share of the risks and rewards of company performance; and

•	Targets for incentive awards should encourage progress, but not at the expense of the safety and reliability of our operations.
Reasonable, Competitive Pay

•
Executive pay should be competitive within the utility industry and with organizations with which we compete for executive talent. However, other considerations, such as individual qualifications, corporate performance and internal pay equity should also play a role in our decisions about executive pay.

Sound Governance and Compensation Practices

•
In the Compensation Discussion and Analysis, under the heading “Executive Summary” (which begins on page 39), we highlight actions that we took for 2012, as well as features of our compensation program that we believe reflect sound governance and compensation practices. We urge shareholders, in considering their vote, to review these actions and to read the entire Compensation Discussion and Analysis, which describes in more detail how the company’s executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 39 to 61 of this proxy statement, which provide detailed information on the compensation of our named executive officers. Our Compensation and Human Resources Committee and our Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our compensation objectives.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement by voting to approve the resolution set forth below. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the annual meeting:
“RESOLVED, that the shareholders of the Portland General Electric Company (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure in the proxy statement for the Company’s 2013 Annual Meeting of Shareholders.”
The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation and Human Resources Committee or the Board of Directors. However, we value the opinions of our shareholders and to the extent there is a significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation and Human Resources Committee will evaluate whether any actions are necessary to address those concerns.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3: APPROVAL OF THE PERFORMANCE CRITERIA UNDER THE AMENDED AND RESTATED PORTLAND GENERAL ELECTRIC COMPANY 2006 STOCK INCENTIVE PLAN

The 2006 Stock Incentive Plan was adopted by the Board of Directors effective March 31, 2006 and amended and restated by the Compensation and Human Resources Committee amended effective October 24, 2007 (the “Plan”). The Plan was most recently approved by our shareholders on May 7, 2008. We are submitting the Plan for shareholder approval in order to satisfy the shareholder approval requirement of Section 162(m) of the Internal Revenue Code (the “Code”) with respect to performance-based compensation paid to certain executive officers of the company. Section 162(m) generally places annual limit of $1 million on the compensation that a publicly held corporation may deduct with respect to its CEO and its three next most highly paid executive officers other than the CFO. There is an exception to this limitation for awards that qualify under Section 162(m) as “performance-based” compensation. One of the requirements for qualifying awards as “performance-based” is that the material terms of the performance goal under which the compensation is paid must have been approved by the company’s shareholders within the past five years. We are submitting the performance criteria under the Plan for shareholder approval in order to satisfy this requirement.
If the shareholders do not approve the performance criteria under the Plan, the Plan will continue in effect, but the Company’s ability to grant awards under the Plan that qualify as performance-based compensation under Section 162(m) will be limited to stock options and stock appreciation rights.
The material features of the Plan and the performance goals under which compensation may be paid under the Plan are summarized below. The following summary does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the Plan, which is attached as Appendix A to this proxy statement.

General
The purpose of the Plan is to provide incentives that will attract, retain and motivate highly competent persons as officers, directors and key employees of the company and its subsidiaries and affiliates, by providing them with incentives and rewards in the form of rights to earn shares of the common stock of the company and cash equivalents. The Plan authorizes the grant of incentive stock options (options that qualify under Section 422 of the Code), nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock awards and restricted stock units (“RSUs”) (each an “Award”).

Shares Available for Grant
The maximum aggregate number of shares of common stock of the company reserved and available for issuance pursuant to Awards under the Plan is 4,687,500, subject to adjustment under certain circumstances as specified in the Plan. As of March 18, 2013, 1,204,455 shares have either been issued under the Plan or are subject to unvested awards, and 3,483,045 shares remain available for issuance pursuant to future award grants.
The maximum number of shares of common stock that may be the subject of an Award with respect to any individual participant during the term of the Plan cannot exceed 2,000,000. The maximum number of shares of common stock that may be covered by Awards issued under the Plan during a year is currently limited to 1% of the company’s outstanding common stock at the beginning of such year. The maximum number of shares of common stock that may be issued pursuant to incentive stock options awarded under the Plan cannot exceed 1,000,000.
If shares subject to restricted stock awards or stock units are forfeited, then such shares of common stock again become available for future Awards under the Plan. If a stock option or SAR is forfeited or terminated before being exercised, then the corresponding shares of common stock again become available for future Awards under the Plan. Notwithstanding the above, the aggregate number of shares of common stock that may be issued under the Plan upon exercise of incentive stock options will not be increased when restricted shares or other shares of common stock are forfeited. The closing price of the common stock on March 18, 2013 was $29.81 per share.
We are not asking shareholders to approve additional shares for issuance under the Plan.

New Plan Benefits
Benefits that will be received under the Plan in the future by named executive officers, current executive officers as a group, current directors who are not executive officers as a group, and employees (including officers who are not executive officers) as a group, are not determinable and would depend upon both the Compensation and Human Resources Committee’s actions and the fair market value of the company’s common stock at various future dates. No stock options have been granted under the Plan.

Administration
The Plan is administered by the Compensation and Human Resources Committee, which consists of two or more directors appointed by the board. All of the members of the committee are “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and “outside directors” within the meaning of Treasury Regulation 1.162-27(e)(3) under Section 162(m) of the Code.
Subject to the provisions of the Plan, the committee has the authority to determine: (i) which officers, directors, and key employees will receive Awards, (ii) the time or times when Awards will be granted, (iii) the types of Awards to be granted, (iv) the number of shares of common stock that may be issued under each Award, and (v) the terms, restrictions and provisions of each Award. The committee has the authority to construe the Plan and Award agreements, to prescribe rules and regulations relating to the Plan and to make all other determinations necessary or advisable for administering the Plan, subject to the provisions of the Plan. The determinations made by the committee are binding and conclusive.

Eligibility
Officers, directors and key employees of the company or its affiliates are generally eligible for Awards, but only employees may be granted incentive stock options. In addition, an employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the company or any of its parents or subsidiaries may not be granted an incentive stock option unless the requirements of Section 422(c)(5) of the Code are satisfied.

Grant Agreements
Each Award is evidenced by a grant agreement that contains terms and conditions as determined by the committee, consistent with the Plan. The grant agreement will determine the effect on an Award of the participant’s disability, death, retirement, involuntary termination, termination for cause or other termination of employment or service, and the extent to which and period during which Awards may be exercised. If a grant agreement does not provide otherwise, vested options and SARs may be exercised for a period of 90 days following the date the participant ceases to be an employee or director of the company, its subsidiaries or affiliates, and unvested options, SARs, restricted stock awards and RSUs are forfeited on the date the participant ceases to be an employee or director of the company, its subsidiaries or affiliates.

Options
Each stock option agreement will identify whether an option is an incentive stock option or nonstatutory option and will specify, among other terms, when the option becomes exercisable, the exercise price of the option (which may not be less than the fair market value of the underlying shares on the grant date) and the term of the option (not to exceed 10 years from date of grant).

Stock Appreciation Rights
A SAR means a right to receive payment in cash or shares of common stock of an amount equal to the excess of the fair market value of a share of common stock on the date the right is granted, all as determined by the committee. SARs may be awarded alone or in combination with options.

Restricted Stock Awards
Restricted stock awards may be subject to time based vesting and/or performance based vesting and such other terms and conditions as the committee determines appropriate. Restricted stock awards may or may not require payment of a purchase price in respect of the shares of common stock subject to the award, and will specify whether the participant will have all of the rights of a holder of shares of common stock of the company, including the right to receive dividends and to vote the shares.

Restricted Stock Units
An RSU provides for payment in shares of common stock at such time as is specified in the RSU agreement. Each RSU agreement will contain terms and conditions of the RSUs that are not inconsistent with the Plan including, but not limited to, the number of shares of common stock underlying the RSU and time based and/or performance based vesting terms. The committee will determine whether a participant granted an RSU will be entitled to a dividend equivalent right, which entitles the holder to receive the amount of any dividend paid on the share of common stock underlying an RSU, and which may be paid in cash or in the form of additional RSUs, as determined by the committee.

Performance-Based Awards
Any Award granted under the Plan may be granted in a manner such that the Award qualifies for the performance-based compensation exemption of Section 162(m) of the Code (“Performance-Based Awards”), as determined by the committee in its sole discretion. Performance-Based Awards may vest and/or be payable upon the achievement of targets established by the committee relative to one or more of the following business criteria that apply to the individual participant, one or more business units, or the company as a whole: (1) net earnings; (2) earnings per share; (3) net sales growth; (4) market share; (5) operating profit; (6) earnings before interest and taxes (EBIT); (7) earnings before interest, taxes, depreciation and amortization (EBITDA); (8) gross margin; (9) expense targets; (10) working capital targets relating to inventory and/or accounts receivable; (11) operating margin; (12) return on equity; (13) return on assets; (14) planning accuracy (as measured by comparing planned results to actual results); (15) market price per share; (16) total return to stockholders; (17) cash flow and/or cash flow return on equity; (18) recurring after-tax net income; (19) gross revenues; (20) return on invested capital; (21) safety; (22) cost management; (23) productivity ratios; (24) operating efficiency; (25) accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions; (26) bond ratings; (27) economic value added; (28) book value per share; (29) strategic initiatives; (30) employee satisfaction; (31) cash management or asset management metrics; (32) regulatory performance; (33) dividend yield; (34) dividend payout ratio; (35) pre-tax interest coverage; (36) P/E ratio; (37) capitalization targets; (38) customer value/satisfaction; (39) inventory; (40) inventory turns; (41) availability and/or reliability of generation; (42) outage duration; (43) outage frequency; (44) trading floor earnings; (45) budget-to-actual performance; (46) customer growth; (47) funds from operations; (48) interest coverage; (49) funds from operations/average total debt; (50) funds from operations/capital expenditures; (51) total debt/total capital; (52) electric service power quality and reliability, (53) resolution and/or settlement of litigation and other legal proceedings and (54) total equity/total capital. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria.
With respect to Performance-Based Awards, the committee will establish in writing, no later than ninety (90) days after the commencement of the applicable performance period (but in no event after twenty-five percent (25%) of such performance period has elapsed), the performance goals applicable to the given period and the method for computing the portion of an Award that vests or the number of shares to be delivered to a participant under an Award if such performance goals are achieved, in terms of an objective formula or standard.
No Performance-Based Awards will be payable to, or vest with respect to, any participant for a given period until the committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.
With respect to any Awards intended to qualify as Performance-Based Awards, after establishment of a performance goal, the committee will not revise the performance goal or increase the amount of compensation payable upon the attainment of the performance goal. Notwithstanding the preceding sentence, (i) the committee may reduce or eliminate the number of shares of common stock or cash granted or the number of shares of common stock vested upon the attainment of such performance goal, and (ii) the committee will disregard or offset the effect of extraordinary, unusual or non-recurring items in determining the attainment of performance goals. Examples of extraordinary, unusual or non-recurring items include, but are not limited to, (i) regulatory disallowances or other adjustments, (ii) restructuring or restructuring-related charges, (iii) gains or losses on the disposition of a business or major asset, (iv) changes in regulatory, tax or accounting regulations or laws, (v) resolution and/or settlement of litigation and other legal proceedings or (vi) the effect of a merger or acquisition.

Adjustments
In the event of any change in the common stock of the company through a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, spin-off, combination of shares, exchange of shares, dividends or other changes in capital structure, the committee will make such adjustments as it, in its sole discretion, deems appropriate, including, but not limited to, adjustments to (i) the number of options, SARs, restricted shares and stock units available for future Awards, (ii) the number of shares of common stock covered by each outstanding option and SAR, (iii) the exercise price under each outstanding option and SAR; and (iv) the number of stock units included in any prior Award that has not yet been settled.

Effect of Change in Control
In the event of a change in control of the company, as defined in the Plan, or in the event of a fundamental change in the business condition or strategy of the company, the committee, in its sole discretion, may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the participant of cash or other property with a fair market value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon such event, (iii) adjust the terms of the Award in a manner determined by the committee to reflect such event, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other adjustments in the Award as the committee may consider equitable to the participant and in the best interests of the company. Further, any Award will be subject to such conditions as are necessary to comply with federal and state securities laws, the performance based exception of Section 162(m) of the Code, or understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Plan.

Term, Amendment and Termination
The effective date of the Plan is March 31, 2006. The Plan was amended and restated by the committee on October 24, 2007 and was last approved by shareholders in 2008. The Plan remains in effect until terminated by the board, except that Awards may not be granted more than 10 years after the effective date of the Plan.
The committee may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan will be subject to the approval of the company’s stockholders only to the extent required by applicable laws, regulations, rules or requirements of any applicable stock exchange. The termination or amendment of the Plan will not affect any Award previously granted under the Plan.
The Committee may amend the terms of any Award previously granted (and the related Award agreement), prospectively or retroactively, but generally no such amendment may impair the rights of any participant without his or her consent, and no such amendment may effect a repricing of any Award without approval of the company’s shareholders. No amendment of any stock options or SARs may be made in a manner that will be treated as the grant of a new stock option or SAR under Section 409A of the Code.

Federal Income Tax Information
The following is a brief summary of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect as of the date of this Proxy Statement. This summary is not intended to be exhaustive and does not describe state or local tax consequences. Additional or different federal income tax consequences to the Plan participant or the company may result depending upon other considerations not described below. The Plan has been amended such that awards under the Plan are intended either not to be “deferred compensation” within the meaning of Section 409A of the Code or to comply with the requirements of Section 409A.

Incentive Stock Options
A participant will not recognize regular income upon grant or exercise of an incentive stock option. (The spread on exercise of an incentive stock option is taken into account for purposes of calculating the alternative minimum tax.) If a participant exercises an incentive stock option and disposes of the shares acquired more than two years after the date of grant and more than one year following the date of exercise, no income is recognized upon exercise and the sale of the shares will qualify for capital gains treatment. If a participant disposes of shares acquired upon exercise of an incentive stock option before either the one-year or the two-year holding period (a “disqualifying disposition”), the participant will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the fair market value of the shares on the date of disposition over the option price. Any additional gain realized upon the disqualifying disposition will be eligible for capital gains treatment. The company generally will not be allowed any deduction for federal income tax purposes at either the time of grant or the time of exercise of an incentive stock option. However, upon any disqualifying disposition by an employee, the company will be entitled to a deduction to the extent the employee recognized compensation income.

Nonstatutory Stock Options and Stock Appreciation Rights
No income is recognized by a participant at the time a nonstatutory stock option or SAR is granted. At the time of exercise of a nonstatutory stock option or SAR, the participant will recognize ordinary income, and the company will be entitled to a deduction in the amount by which the fair market value of the shares acquired exceeds the exercise price at the time of exercise. Upon the sale of shares acquired upon exercise of a nonstatutory stock option or SAR, the participant will receive capital gains treatment on the difference between the amount realized from the sale and the fair market value of the shares on the date of exercise. Such capital gains treatment will be short-term or long-term, depending on the length of time the shares were held.

Restricted Stock
In general, a participant who receives a restricted stock award will recognize ordinary compensation income on the difference between the fair market value of the shares of common stock on the date when the shares are no longer subject to a substantial risk of forfeiture and any amount paid for the shares, and the company will be entitled to a deduction for tax purposes in the same amount. Any gain or loss on the participant’s subsequent sale of shares will receive short-term or long-term capital gains treatment, depending on the length of time the shares were held. If a participant receiving a restricted stock award makes a timely election under Section 83(b) of the Code to have the tax liability determined at the date of grant rather than when the restrictions lapse, the participant will recognize ordinary compensation income on the difference between the fair market value of the shares of common stock on the date the stock is issued and any amount paid for the shares, and the company will be entitled to a deduction at the same time. If such an election is made, the participant recognizes no further amounts of compensation income when the restrictions lapse, and any gain or loss on the participant’s subsequent sale of the shares will receive short-term or long-term capital gains treatment, depending on the length of time the shares were held.

Restricted Stock Units
A participant who receives RSUs will recognize ordinary compensation income when the RSUs vest and are paid in shares of common stock, in the amount of the fair market value of the shares of common stock on the date the shares are paid to the participant. Any gain or loss on the participant’s subsequent sale of such shares will receive short-term or long-term capital gains treatment, depending on the length of time the shares were held.

Vote Required and Board of Directors Recommendation
Approval of the performance criteria under the Plan will require that a majority of the outstanding shares of common stock be present in person or represented by proxy at the annual meeting and that the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PERFORMANCE CRITERIA UNDER THE AMENDED AND RESTATED PORTLAND GENERAL ELECTRIC COMPANY 2006 STOCK INCENTIVE PLAN.

PROPOSAL 4: APPROVAL OF THE PORTLAND GENERAL ELECTRIC COMPANY 2008 ANNUAL CASH INCENTIVE MASTER PLAN FOR EXECUTIVE OFFICERS

The 2008 Annual Cash Incentive Master Plan for Executive Officers (the “ACI Executive Plan”) was adopted by the Board of Directors and approved by our shareholders on May 7, 2008. We are submitting the Plan for shareholder approval in order to satisfy the shareholder approval requirement of Section 162(m) of the Internal Revenue Code (the “Code”) with respect to performance-based compensation paid to certain executive officers of the company. Section 162(m) generally places an annual limit of $1 million on the compensation that a publicly held corporation may deduct with respect to its CEO and its three next most highly paid executive officers other than the CFO. There is an exception to this limitation for awards that qualify under Section 162(m) as “performance-based” compensation. One of the requirements for qualifying awards as “performance-based” is that the material terms of the performance goal under which the compensation is paid must have been approved by the company’s shareholders within the past five years. We are again submitting the ACI Executive Plan for shareholder approval in order to satisfy this requirement. No changes have been made to the ACI Executive Plan since it was approved by shareholders in 2008.
Prior to adoption of the ACI Executive Plan, the company made annual cash incentive awards under the 2006 Annual Cash Incentive Master Plan (the “2006 Plan”), which applied to executive officers, as well as non-executive key employees. On October 25, 2007, the Compensation and Human Resources Committee determined that it would be preferable to create two separate plans - one for executive officers and one for other officers and key employees - and adopted the ACI Executive Plan, along with the 2008 Annual Cash Incentive Master Plan for Non-Executive Employees (the “ACI Non-Executive Plan”). The creation of two separate plans enables the company to ensure that the ACI Executive Plan is structured to enable awards granted under the plan to qualify as “performance-based” compensation for purposes of Section 162(m), while providing flexibility with respect to the administration of the ACI Non-Executive Plan, which is not subject to Section 162(m).
The material features of the ACI Executive Plan are summarized below. The following summary does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the Plan, which is attached as Appendix B to this proxy statement.

General
The purpose of the ACI Executive Plan is to provide incentives that will attract, retain and motivate highly competent persons as executive officers of the company by providing them with incentives and rewards in the form of annual cash incentive bonuses, based upon the achievement of individual, department or corporate goals and objectives established annually by the Compensation and Human Resources Committee. The ACI Executive Plan is designed to enable awards under the plan to qualify as “performance-based” compensation under Section 162(m) of the Code.

Administration
The Compensation and Human Resources Committee is responsible for the administration of the ACI Executive Plan. The committee is comprised of two or more “outside directors” within the meaning of Section 162(m).

New Plan Benefits
The structure of the annual incentive program under the ACI Executive Plan is determined each year at the discretion of the Compensation and Human Resources Committee. On February 19, 2013, the committee approved the structure of the company’s annual incentive program for 2013 under the ACI Executive Plan. The table below sets forth the 2013 base awards (expressed as a percentage of base salary paid in 2013) for the named executive officers specified in “Compensation Discussion and Analysis” below. The amounts actually payable under the 2013 program, if any, will vary based on the extent of achievement of certain performance goals and are therefore not determinable. Because the structure of the annual incentive program under the ACI Executive Plan for subsequent years will be determined at the discretion of the committee, the benefits to be paid for subsequent years under the ACI Executive Plan, if any, are likewise not determinable.

Name	Base Award
James J. Piro	90%
James F. Lobdell	55%
Maria M. Pope	55%
J. Jeffrey Dudley	50%
Stephen M. Quennoz	50%

The maximum award opportunities under the 2013 program, expressed as a percentage of base salary paid in 2013, are 127.5% for Mr. Piro, 77.9% for Mr. Lobdell and Ms. Pope, and 70.8% for Mr. Dudley and Mr. Quennoz. The estimated base salaries to be paid in 2013 for the named executive officers are $706,629 for Mr. Piro, $420,000 for Ms. Pope, $323,522 for Mr. Dudley, $291,768 for Mr. Quennoz and $300,847 for Mr. Lobdell. As explained below, neither directors nor non-executive employees of the Company are eligible for benefits under the ACI Executive Plan. The base award percentages for our other executive officers under the 2013 program range from 40% to 50% of base salary and the maximum award percentages range from 56.7% to 70.8% of base salary.

Eligibility
At the beginning of each award year, the committee will designate which employees are eligible to participate in the ACI Executive Plan for that award year. Only “covered executives” (as defined in the ACI Executive Plan) who have a direct, significant and measurable impact on the attainment of the company’s goals and objectives are eligible to participate in the ACI Executive Plan. “Covered Executive” is defined as an employee who (i) would be treated as a “covered employee” under Section 162(m), (ii) holds a position with the company at the level of vice president or above, or (iii) would be treated as an executive officer of the company under applicable Securities and Exchange Commission reporting rules. As of March 31, 2013, approximately 12 employees of the company met the definition of “Covered Executive.”

Establishment and Calculation of Awards
At the beginning of each award year, the committee will establish the material terms and conditions applicable to the annual incentive program under the ACI Executive Plan, including the relevant performance goals, award amounts payable based on the extent to which the performance goals are met, and the potential effect of individual participant contributions during the award year. Following the end of each award year, the committee shall determine the extent to which performance goals were met for each participant. In making such determination, the committee may include or exclude the impact of any nonrecurring, unusual events that occur during the award year.
The committee will calculate the award amounts payable based on the extent to which the relevant performance goals were achieved. The committee, in its discretion, may further adjust an award to reflect individual participant contributions during the award year. If minimum performance goals are not achieved, no payment will be made, provided that the Board of Directors, in its sole discretion, may establish a separate discretionary amount distributable as awards to participants which amount will be allocated at the discretion of the committee. Such discretionary awards will not qualify for the performance-based compensation exception under Section 162(m) and will be subject to the deduction limitation under Section 162(m).
Awards earned will be paid in cash as soon as administratively possible following the date on which the award amounts are determined.

Performance-Based Awards
The committee may determine that an award will be granted in a manner such that the award qualifies for the performance-based compensation exemption of Section 162(m). Such performance-based awards will be based on achievement of hurdle rates and/or growth rates in one or more business criteria that apply to the individual participant, one or more business units, or the company as a whole. Performance-based awards may also include comparisons to the performance of other companies with respect to one or more business criteria. No performance-based award to a participant for an award year will result in a payment in excess of $2 million.
The business criteria to be used for performance-based awards, either individually or in combination, are as follows: (1) net earnings; (2) earnings per share; (3) net sales growth; (4) market share; (5) operating profit; (6) earnings before interest and taxes; (7) earnings before interest, taxes, depreciation and amortization; (8) gross margin; (9) expense targets; (10) working capital targets relating to inventory and/or accounts receivable; (11) operating margin; (12) return on equity; (13) return on assets; (14) planning accuracy (as measured by comparing planned results to actual results); (15) market price per share; (16) total return to stockholders;

(17) cash flow and/or cash flow return on equity; (18) recurring after-tax net income; (19) gross revenues; (20) return on invested capital; (21) safety; (22) cost management; (23) productivity ratios; (24) operating efficiency; (25) accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions; (26) bond ratings; (27) economic value added; (28) book value per share; (29) strategic initiatives; (30) employee satisfaction; (31) cash management or asset management metrics; (32) regulatory performance; (33) dividend yield; (34) dividend payout ratio; (35) pre-tax interest coverage; (36) P/E ratio; (37) capitalization targets; (38) customer value/satisfaction; (39) inventory; (40) inventory turns; (41) availability and/or reliability of generation; (42) outage duration; (43) outage frequency; (44) trading floor earnings; (45) budget-to-actual performance; (46) customer growth; (47) funds from operations; (48) interest coverage; (49) funds from operations/average total debt; (50) funds from operations/capital expenditures; (51) total debt/total capital; (52) electric service power quality and reliability, (53) resolution and/or settlement of litigation and other legal proceedings, (54) corporate responsibility, (55) power supply, (56) total equity/ total capital, and (57) economic strength.
Within 90 days after the commencement of each award year, the committee will (i) establish the applicable performance goals, as well as an objective formula or standard for computing the amount of an award if the performance goals are achieved and (ii) determine the individual employees to whom such performance goals will apply.
The committee will not revise performance goals for performance-based awards or increase the amount payable upon attainment of such performance goals. However, the committee may adjust downward, but not upward, the amount payable pursuant to a performance-based award. The committee may also waive the achievement of performance goals in the case of the death or disability of the participant, or under other conditions where such waiver will not jeopardize the treatment of other awards as performance-based under Section 162(m). In determining the attainment of performance goals, the committee will disregard or offset the effect of any extraordinary, unusual or non-recurring items, such as regulatory disallowances or adjustments, restructuring charges, gains or losses on the disposition of a business or major asset, changes in regulatory, tax or accounting regulations or laws, resolution and/or settlement of litigation, or the effect of a merger or acquisition.

Adjustment of Awards
In the event of a reorganization, merger or consolidation of which the company is not the surviving corporation, or upon the sale of substantially all the assets of the company to another entity, or upon the dissolution or liquidation of the company, the award year will terminate on the effective date of such transaction and the company or its successor will determine the amount, if any, payable with respect to such award year, unless the documents effecting such transaction provide for the continuance of the ACI Executive Plan and the assumption of such awards or the substitution of such awards for awards of equivalent value under a program of the successor.

Limitations on Transfer
Neither a participant, nor any other person, may assign or transfer any benefits or payments under the ACI Executive Plan.

Amendment, Suspension or Termination of Plan
The Board of Directors may amend, suspend or terminate the ACI Executive Plan, or any unpaid awards under the plan, at any time upon a finding of current or threatened financial hardship to the company.

Termination of Employment
If a participant’s employment is terminated, prior to payment of an award, due to the participant’s death, disability or retirement, the company will pay an award to the participant, or the participant’s estate, at such time as awards are payable generally to other participants. The award paid to such participant, or his or her estate, will be pro-rated to reflect the number of full and partial months for which the participant was employed by the company during the award year.
If a participant’s employment is terminated for any reason other than the participant’s death, disability or retirement, the participant will forfeit all rights to any unpaid awards.

Vote Required and Board of Directors Recommendation
Approval of the 2008 ACI Executive Plan will require that a majority of the outstanding shares of common stock be present in person or represented by proxy at the annual meeting and that the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PORTLAND GENERAL ELECTRIC COMPANY 2008 ANNUAL CASH INCENTIVE MASTER PLAN FOR EXECUTIVE OFFICERS.

PROPOSAL 5: RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit the consolidated financial statements of PGE and its subsidiaries for the fiscal year ending December 31, 2013 and to audit the effectiveness of internal control over financial reporting as of December 31, 2013.
The Audit Committee carefully considered the firm’s qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, the issues raised by the most recent quality control review, the coordination of the firm’s efforts with our internal audit department and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the Securities and Exchange Commission’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the provision of those services will not impair the independence of the auditors. The Audit Committee expressed its satisfaction with Deloitte in all of these respects.
Under NYSE and Securities and Exchange Commission rules, and the Audit Committee Charter, the Audit Committee is directly responsible for the selection, appointment, compensation, and oversight of the company’s independent registered public accounting firm and is not required to submit this appointment to a vote of the shareholders. The Board of Directors, however, considers the appointment of the independent registered public accounting firm to be an important matter of shareholder concern and is submitting the appointment of Deloitte for ratification by the shareholders as a matter of good corporate practice. One or more representatives of Deloitte are expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions from shareholders. In the event that our shareholders fail to ratify the appointment, it will be considered as a direction to the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its shareholders.
Ratification of the appointment of Deloitte as the company’s independent registered public accounting firm will require that a majority of the outstanding shares of common stock be present in person or represented by proxy at the annual meeting and that the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Equity Compensation Plans

The following table provides information as of December 31, 2012, for the Portland General Electric Company 2006 Stock Incentive Plan and the Portland General Electric Company 2007 Employee Stock Purchase Plan. The 2006 Stock Incentive Plan was amended and restated as of October 24, 2007 and was approved by the shareholders on May 7, 2008 at the company’s 2008 annual meeting of shareholders. The 2007 Employee Stock Purchase Plan was approved by the shareholders on May 2, 2007 at the company’s 2007 annual meeting of shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans approved by security holders	698,990(1)	N/A	4,044,471(2)(3)
Equity Compensation Plans not approved by security holders	N/A	N/A	N/A
Total	698,990(1)	N/A	4,044,471(2)(3)

(1)
Represents outstanding restricted stock units and related dividend equivalent rights issued under the 2006 Stock Incentive Plan, and assumes maximum payout for restricted stock units with performance-based vesting conditions. The restricted stock units do not have an exercise price and are issued when award criteria are satisfied. See “Non-Employee Director Compensation - Restricted Stock Unit Grants” above and “Long-Term Equity Awards” below for further information regarding the 2006 Stock Incentive Plan.

(2)	Represents shares remaining available for issuance under the 2006 Stock Incentive Plan and the 2007 Employee Stock Purchase Plan.

(3)
Includes approximately 13,800 shares available for future issuance under the plan that are subject to purchase in the purchase period from January 1, 2013 to June 30, 2013. The number of shares subject to purchase during any purchase period depends on the number of current participants and the price of the common stock on the date of purchase.

Compensation and Human Resources Committee Report

The Compensation and Human Resources Committee of the Board of Directors has reviewed and discussed with the company’s management the following Compensation Discussion and Analysis prepared by the company’s management and, based on that review and discussion, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation and Human Resources Committee
Robert T. F. Reid, Chair
John W. Ballantine
Mark B. Ganz
Neil J. Nelson
M. Lee Pelton

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the executive compensation policies and practices at PGE, particularly as they relate to the following individuals, who were our “named executive officers” (our principal executive officer, principal financial officer and three other most highly compensated officers) in 2012:

•	James J. Piro, President and Chief Executive Officer;

•	Maria M. Pope, Senior Vice President, Finance, Chief Financial Officer, and Treasurer;

•	J. Jeffrey Dudley, Vice President, General Counsel, and Corporate Compliance Officer;

•	Stephen M. Quennoz, Vice President, Nuclear and Power Supply/Generation; and

•	James F. Lobdell, Vice President, Power Operations and Resource Strategy.
Executive Summary
The goals of the company’s executive compensation program are to attract and retain highly qualified executives and to provide them with incentives to advance the interests of our stakeholders, which include our shareholders, our customers, and the communities we serve. In seeking to accomplish these goals, the Compensation Committee is guided by the following principles:
Performance-Based Pay

•	A significant portion of our executives’ pay should be “at risk,” contingent on the company’s performance relative to key stakeholder objectives.

•	Greater responsibility should be accompanied by a greater share of the risks and rewards of company performance.

•	Targets for incentive awards should encourage progress, but not at the expense of the safety and reliability of our operations.
Reasonable, Competitive Pay

•
Executive pay should be competitive within the utility industry and organizations with which we compete for executive talent, but other considerations, such as individual qualifications, corporate performance, and internal equity, should play a role in our decisions about executive pay.

We believe that our adherence to these principles has contributed to our solid financial and operational performance in recent years. During the last year, the company continued its focus on earning a competitive rate of return on our invested capital. Return on equity was 8.32% in 2012, down slightly from 8.99% in 2011, but up from 7.97% in 2010. Net income for 2012 was $141.3 million, or $1.87 per diluted share. The company achieved good operational results in 2012, with high generation plant availability and strong customer satisfaction ratings.
Below are some of the highlights of our compensation program and our decisions and results for 2012.
Sound Governance and Compensation Practices

•
Incentive pay based on quantifiable company performance measures. We base our incentive awards on objective, quantifiable measures to ensure consistency and accountability, although the Compensation Committee retains discretion to adjust awards downward.

•
Appropriate use of market comparisons. We evaluate the competitiveness of our pay by reference to the compensation practices of a peer group of utility companies that represents a good match with our company. However, the committee does not set compensation components to meet specific benchmarks, but bases its decisions on a variety of factors in addition to market comparisons, including company performance, individual experience, qualifications and performance, and internal pay comparisons.

•	Stock ownership guidelines for executives. Our stock ownership guidelines require our executives to build and maintain an ownership interest in the company.

•	No significant perquisites. Our executives participate in health and welfare benefit programs on the same basis as other full-time employees, and we have no executive perquisite programs.

•	No change in control or tax gross-up payment arrangements. The company has no arrangements that entitle executives to tax gross-ups or company payouts in the event of a change in control.

•	No current SERP program. The company does not have a supplemental executive retirement program for its current executives.

•	No dividends or dividend equivalents payable on unvested performance shares. Recipients of awards under our long-term incentive program earn dividend equivalent rights only on shares that vest.

•
Reasonable severance arrangements. Our severance plan entitles executives to payments only in the event of a reorganization resulting in an involuntary job loss or voluntary termination in response to a change in duties, and the maximum amount payable is one year’s base salary.

•
Prohibition on hedging/pledging. Our insider trading policy prohibits employees from trading in options, warrants, puts and calls or similar instruments on company securities, selling company securities “short” or purchasing on margin or pledging company securities.

•
Compensation Committee monitoring of consultant independence. Our executive compensation consultant is engaged by and reports directly to the Compensation Committee. All services our consultant provides to the company must be approved by the Compensation Committee.

Key Compensation Actions and Results in 2012

•
Significant percentage of compensation at risk. There were no guaranteed payouts under our 2012 variable     incentive awards, which made up 52% to 65% of our named executive officers' target total direct compensation     (base salary plus the estimated value of annual cash incentive awards and long-term equity awards at target performance).

•
Balanced focus on financial results and operations. Target awards under our annual cash incentive program were based on financial results (net income as a percentage of a net income target) and operational results (generation plant availability, customer satisfaction, electric service power quality and reliability, and power cost management). Our long-term incentive awards are a function of return on equity and regulated asset base growth.

•
Moderate increases in base salaries. We increased the base salaries of our named executive officers by 1% to 10% over their 2011 base salaries, and by an average of 5.5% for both the named executive officers and the executive officers as a whole. Base salaries for all of the executive officers remain close to the market median.

•
Internal pay equity. The target total direct compensation (“TDC”) of our CEO was approximately 2.1 times the target TDC of our CFO, and 3.2 times the average target TDC of the named executive officers other than the CEO and CFO.

•
Conservative design of our annual cash incentive program. For 2012, award opportunities at target levels of corporate performance under our annual cash incentive program were 80% of base awards. Award opportunities under this program remain below the market median.

•
Performance-based payouts under our incentive award programs. Payouts under our incentive awards were based entirely on corporate performance results, without discretionary adjustments by the Compensation Committee. Payouts for the named executive officers were close to the estimated median, at 44.6% to 71.4% of base pay, based on operational results above target overall and earnings results slightly below target. The number of shares that vested under our 2010 long-term incentive awards were 113.9% of the restricted stock units granted, reflecting an average return on equity over the three-year performance period of 8.43% and growth in regulated asset base of 99.4% of targeted asset growth.

•
Low burn rate. Our three-year average burn rate (the total number of all equity award shares granted during the fiscal year divided by the weighted average of shares outstanding during the year) was 0.23% for the period 2010 through 2012. This is near the 25th percentile relative to our peers.

Roles and Responsibilities
The Compensation Committee, which is comprised of independent, non-employee directors, oversees the compensation of the company’s executive officers. The Compensation Committee reviews the performance of the executive officers, establishes base salaries, and grants incentive awards. The committee also reviews the company’s executive compensation plans and makes or recommends plan changes to the Board of Directors.
The company’s officers do not determine executive pay. Management provides information and recommendations on compensation matters to the Compensation Committee, particularly in areas requiring detailed knowledge of company operations and the utility industry. Our CEO evaluates the performance of the other officers and makes recommendations regarding their pay, but does not make recommendations regarding his own compensation.
The Compensation Committee considers the results of the annual shareholder “Say-on-Pay” advisory vote in developing the Company’s executive compensation program. A substantial majority (97.7%) of the shares voted at our 2012 annual meeting of shareholders approved the compensation program described in our 2012 proxy statement. The Committee considered these results as evidence of broad-based support for our compensation program and decisions as described in our 2012 proxy statement.
During 2012, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“F.W. Cook”) to assist with the development of the company’s executive compensation programs. A description of the services F.W. Cook provided to the committee is included below under the heading “—Compensation Consultant.”
Market Comparison Data
The Compensation Committee considers compensation market comparisons to ensure the competitiveness of our executives’ base salaries and incentive awards. The committee evaluates executive pay by reference to the median of the market, but does not make automatic adjustments based on benchmarking data. We believe our compensation should be based on a variety of other factors, such as the importance of an executive’s role within the organization, considerations of internal pay equity, company performance, and individual factors such as experience, expertise and performance.
For its 2012 compensation decisions, the Compensation Committee relied on information provided by F.W. Cook regarding the compensation practices of a peer group of companies as well as broader utility industry survey data. The peer group data was compiled from proxy statements and other public filings of our peers and data derived from the Towers Watson Comp Online database. Utility industry survey data was collected from the Towers Watson Energy Services Executive Database. Generally only survey data for participants with annual revenues between $1 billion and $3 billion were considered. Where there was an insufficient number of survey participants with revenues in this range to provide meaningful comparisons, survey data was adjusted to reflect the company’s size.
After considering the information provided by its independent consultant, the Compensation Committee selected the following companies to serve as our peer group for compensation market comparisons:

• Alliant Energy Corporation	• NV Energy, Inc.

• Avista Corporation	• OGE Energy Corporation

• Cleco Corporation	• Pinnacle West Capital Corporation

• El Paso Electric Company	• PNM Resources, Inc.

• Great Plains Energy Inc.	• SCANA Corporation

• IDACORP Inc.	• Unisource Energy Corporation

• Northwestern Corporation	• Westar Energy Inc.

• Northwest Natural Gas Company	• Wisconsin Energy Corporation
We included Northwest Natural because its geographical proximity makes it a potential competitor for executive talent. We included the other members of the peer group because we believe they represent the best match with the company based on the following criteria:

•	Business Mix. Our peer companies should be vertically integrated utilities, with minimal non-regulated business activities and a comparable energy generation mix.

•	Market Capitalization. Our peer companies should be in the small to mid-cap range (between $1 and $5 billion).

•	Customer Mix. Our peer companies should have a balanced retail, commercial and industrial mix, and balanced growth expectations.

•
Regulatory Environment. Our peer companies should have a comparable allowed return on equity, retail competition primarily limited to large volume non-residential energy users, and a history of recovery on regulatory assets, fuel and power costs, and deferred costs.

•	Capital Structure. Our peer companies should have, on average, investment grade ratings, moderate leverage (less than 60% debt to total capitalization ratio), and no significant liquidity concerns.

Elements of Compensation
Our 2012 executive pay packages included the following components:

•	Base salaries;

•	Annual cash incentive awards;

•	Long-term equity incentive awards; and

•	Other standard benefits, including retirement benefits, health and welfare benefits and modest perquisites.
Details regarding the components of our 2012 executive pay program are provided below.
Base Salaries
Overview.  We pay base salaries to provide a fixed amount of compensation at levels needed to attract and retain qualified executives. To assist us in setting base pay, our compensation consultant provides us with salary ranges for each position with midpoints at the estimated median of the market.
2012 Base Salaries. In 2012 the Compensation Committee approved base salary increases for our named executive officers averaging 4.6%.

Name	Positions(s) Held in 2012	2012 Base Salary	Increase as % of 2011 Base Salary
James J. Piro	President and Chief Executive Officer	$685,000	9.6%
Maria M. Pope	Senior Vice President Finance, Chief Financial Officer and Treasurer	420,000	1.2%
J. Jeffrey Dudley	Vice President, General Counsel and Corporate Compliance Officer	310,000	6.9%
Stephen M. Quennoz	Vice President, Nuclear and Power Supply/Generation	285,000	3.6%
James F. Lobdell	Vice President, Power Operations and Resource Strategy	280,000	1.8%

After these increases, the named executive officers’ base salaries ranged from 96% to 107% of the estimated market median base salaries. Overall, executive salaries increased by 9% in 2011 and 5.5% in 2012. These above-market increases closed the gap between the company’s executive salaries and the competitive median.
Annual Cash Incentive Awards
Overview. We believe that annual cash incentive awards are an effective means of encouraging executives to advance stakeholder interests because they can be tailored to link executive pay to short-term company performance in key financial, strategic, and operational areas.
We grant annual cash incentive awards to our executives under our 2008 Annual Cash Incentive Master Plan for Executive Officers (“Annual Cash Incentive Plan”). The plan authorizes the Compensation Committee to make cash awards for the achievement of individual, department, or corporate goals. Each year the Compensation Committee establishes performance goals and a formula for calculating awards. In the first quarter of the following year the committee determines the amount of the awards by comparing performance against the pre-established goals. Under the terms of the Annual Cash Incentive Plan, the committee is required to exclude the impact of non-recurring, unusual or extraordinary events in determining the achievement of performance goals if the awards are intended to qualify for the exemption for “performance-based compensation” under Internal Revenue Code section 162(m) (“162(m) awards”). The committee may also adjust 162(m) awards downward by any amount it deems appropriate. All annual cash incentive awards made to the company’s executive officers are granted as 162(m) awards. See below under the heading “—Tax Considerations” for a discussion of Internal Revenue Code section 162(m).
2012 Annual Cash Incentive Program. Under our 2012 annual cash incentive program, each executive officer’s award opportunity was a function of a financial goal (net income relative to targeted net income) and certain operating goals (generation plant availability, customer satisfaction, electric service power quality and reliability, and, in the case of our Vice

President for Power Operations and Resource Strategy, power cost management). The operating goals and the weight assigned to them in determining payouts varied according to the officers’ roles in the company. We selected these financial and operating goals because they represent key interests of our stakeholders as well as business objectives that are fundamental to a well-run utility.
Award opportunities were calculated by multiplying a “base award” (a specified percentage of base pay) by a “financial performance percentage” determined by net income results and an “operating performance percentage” determined by operating results.
Award = Base Award x Financial Performance Percentage x Operating Performance Percentage
The base awards of the named executive officers ranged from 50% to 80% of their 2012 base pay. The base awards for each of the executive officers was the same as the prior year’s, except that we increased Mr. Lobdell’s base award from 40% to 50% of his base pay to maintain internal equity and bring his award closer to the market median. We set the base awards of our CEO and CFO higher as a percentage of base salary than those of our other executive officers because we believe that greater responsibility should be accompanied by a greater share of the risks and rewards of company performance.
The performance percentages associated with threshold, target and maximum levels of performance are shown below:

	Performance Results
	Threshold	Target	Maximum
Financial Performance Percentage	25%	80%	150%
Operating Performance Percentage	50%	100%	133%
To determine threshold, target and maximum levels of performance for the goals we considered a variety of factors, including the probability of goal achievement, current performance relative to industry peers, and the need for further improvement.
The base awards for the named executive officers were generally close to the competitive reference point for their positions. However, as shown in the table above, at target performance the financial performance percentage was only 80%. As a consequence of this feature of our program, award opportunities for the named executive officers were generally below the estimated median of the market. We believe this feature of our annual cash incentive program is reasonable in light of the need for continued earnings improvement.
For more information about the design of the 2012 cash incentive awards for our named executive officers, see “Executive Compensation Tables—2012 Grants of Plan-Based Awards” below.
Payouts Under 2012 Annual Cash Incentive Awards. In 2012 the company achieved maximum levels of performance with respect to the generation plant availability, customer satisfaction goals, and power cost reduction results goal. Results for the electric service power quality and reliability goal were between threshold and target. 2012 net income of $141.3 million was below the target of $146.9 million. After considering the results relative to the performance goals, the Compensation Committee approved cash incentive awards for the named executive officers that ranged from 44.6% to 71.4% of their base salaries. The committee did not identify unusual or non-recurring items that required adjustments to actual performance results and did not exercise its discretion under the plan to adjust awards downward.
The table below shows the base awards, net income performance percentage, operating goal performance percentages and 2012 cash awards for the named executive officers:

Name	Base Award as a % of 2012 Base Pay Paid	Base Award	Net Income Performance Percentage (1)	Operating Goal Performance Percentage (2)	2012 Annual Cash Award
James J. Piro	80%	$531,391	73.0%	122.1%	$474,001
Maria M. Pope	55%	230,051	73.0%	122.1%	205,206
J. Jeffrey Dudley	50%	151,543	73.0%	122.1%	135,176
Stephen M. Quennoz	50%	140,774	73.0%	127.7%	131,342
James F. Lobdell	50%	139,138	73.0%	129.6%	131,624

(1)	Based on net income equal to 96.2% of target net income.

(2)
Based on operating goal results at or above maximum performance levels for three operating goals (generation plant availability, customer satisfaction and power cost management) and between threshold and target for a fourth operating goal (electric service power quality and reliability).

The calculation of the performance results and resulting awards are discussed in detail below under “Executive Compensation Tables—2012 Grants of Plan-Based Awards.”
Long-Term Equity Awards
Overview. We believe the interests of our management should be aligned with those of our shareholders by ensuring that our officers share the risks and rewards of company stock ownership. We accomplish this goal through equity awards granted under our 2006 Stock Incentive Plan. The Compensation Committee is authorized under the plan to grant stock-based awards to directors, officers and other employees. The committee has authority to determine the amount and type of awards, up to certain maximum amounts described in the plan.
In 2012, as in prior years, we made awards of restricted stock units with vesting conditions based on company performance (“performance RSUs”) to our executives and other key employees. To focus our executives’ efforts on longer-term results, we grant awards that vest over three years. We grant performance RSUs because we believe they are the best vehicle to advance several of the objectives of our compensation program:

•	Pay for Performance. Performance RSUs create incentives to achieve key company goals.

•	Retention. Performance RSUs further the goal of retention, because the receipt of an award requires continued employment by the company.

•	Cost-Effectiveness. Performance RSUs are relatively easy to administer and straightforward from an accounting standpoint.

•
Alignment With Shareholders. RSUs create a focus on shareholder return because the value of an award is based on the value of the underlying common stock and awards can create an ongoing stake in the company through stock ownership once they vest.

The performance RSUs we awarded to our named executive officers in 2012 are described below. We also discuss results for the 2010 performance RSUs, which had a three-year performance period ending December 31, 2012.
2012 Performance RSUs.
Award Values. In 2012, equity grants constituted approximately 33% to 43% of our named executive officers’ target total direct compensation (base salary, cash incentive and equity incentive award opportunities, assuming target levels of performance). The number of RSUs we granted each executive was the product of his or her 2012 base salary and a specified award multiple, divided by the closing price of the company’s common stock on the grant date:

# of RSUs Granted	=	(2012 Base Salary) x (Award Multiple) Grant Date Common Stock Price
The table below shows the award multiples we used to calculate awards for the named executive officers and the estimated value of the awards on the grant date (assuming that the company will perform at target levels over the performance period and using the closing price of the company’s common stock on the grant date).

Name	2012 Award Multiples	Estimated Value of 2012 Long-Term Incentive Awards
James J. Piro	1.20	$822,000
Maria M. Pope	0.80	336,000
J. Jeffrey Dudley	0.70	217,000
Stephen M. Quennoz	0.70	199,500
James F. Lobdell	0.70	196,000

Award multiples for most of the executive officers were increased by 10 to 20% from the prior year. This adjustment was needed to ensure the competitiveness of our executive pay, as long-term incentive award opportunities, expressed both in dollars and as a multiple of salary, had fallen well below the competitive median. The increased multiples, when applied to higher base salaries, resulted in a 33% increase in long-term incentive grant values for the executive officer team overall, although award opportunities remained well below the median.
Performance Measures. For our long-term incentive awards, we use performance measures that align with our shareholders’ interests. The performance measures for our 2012 awards were the same measures we have used since 2008: return on equity (“ROE”) and regulated asset base growth:

•	Return on Equity

-
Measured by: The average of each of three consecutive years’ accounting ROE as a percentage of allowed ROE. “Accounting ROE” is defined as annual net income, as shown on the company’s income statement, divided by the average of the current year’s and prior year’s shareholders’ equity, as shown on the balance sheet. “Allowed ROE” is the return on equity that the Oregon Public Utility Commission (”OPUC”) permits the company to include in the rates it charges its customers. Allowed ROE is currently 10.0%.

-
Why we chose this measure: This goal measures how successful the company is at generating a return on dollars invested by its shareholders. Because the company’s return on its investment can fluctuate based on OPUC rate case orders, we believe the appropriate long-term measure of our ability to generate earnings on shareholder investments is accounting ROE as a percentage of allowed ROE.

•	Regulated Asset Base Growth

-	Measured By: Growth in regulated asset base over a three-year period measured against a projected asset base growth target for the same period, as established by the Board of Directors.

-
Why we chose this measure: Asset base growth provides a measure of the amount the company invests in its base business. By executing our investment strategy—bringing capital projects into service on time and within budget—we can meet the needs of our customers while also creating value for our shareholders.

For details about these performance measures, see “Executive Compensation Tables—2012 Grants of Plan-Based Awards” below.
2010 Performance RSUs. On February 19, 2013, the Compensation Committee met to determine how many shares would vest under the performance RSUs granted in 2010. These awards were made under the company’s 2006 Stock Incentive Plan. The number of performance RSUs that could vest under the awards was a function of company performance relative to the two goals described above: the three-year average of accounting ROE as a percentage of allowed ROE and regulated asset base growth over three years as a percentage of projected asset base growth. The Compensation Committee had discretion to adjust award amounts downward in accordance with the provisions of the 2006 Stock Incentive Plan.
The performance targets and results for the awards are shown in the tables below:

Return on Equity Performance Results
	2010	2011	2012	Average
Allowed ROE	10%	10%	10%	10%
Accounting ROE	7.97%	8.99%	8.32%	8.43%
Accounting ROE as a % of Allowed ROE	79.7%	89.9%	83.2%	84.27%

Asset Base Performance Results
As of 12/31/2012
Projected Asset Base	$3.20 billion
Actual Asset Base	$3.18 billion

Based on these results, and the Compensation Committee’s decision not to adjust award payouts downward, 113.9% of the 2010 performance RSUs vested, resulting in the award values set forth below. These values are based on the closing price of the company’s common stock on February 19, 2013, the vesting date for the awards.

Name	Vesting Date Value of 2010 Long-Term Incentive Awards
James J. Piro	$1,095,560
Maria M. Pope	541,993
J. Jeffrey Dudley	297,983
Stephen M. Quennoz	267,449
James F. Lobdell	255,090

The terms of the 2010 long-term incentive awards are described more fully in the company’s 2010 proxy statement under the heading “—2010 Grants of Plan-Based Awards.”
Other Benefits
As employees of PGE, our named executive officers are eligible to participate in a number of broad-based company-sponsored benefits programs on the same basis as other full-time employees. These include the company’s health and welfare programs (including medical/dental/vision plans, disability insurance, and life insurance) and 401(k) plan. Employees hired prior to the date on which our pension plan was closed to new participants—including all of the current named executive officers—participate in our defined benefit pension plan. PGE also sponsors non-qualified deferred compensation plans, which are described below under “Executive Compensation Tables—2012 Pension Benefits.” These plans are partly intended as “restoration” plans, giving participants the ability to defer their compensation above the Internal Revenue Service limits imposed on our 401(k) plan. The plans also contribute to the competitiveness of our pay by providing a modest matching contribution for salary deferrals and compensating participants for lower pension payments they may receive as a result of participating in the plans. See “Executive Compensation Tables—2012 Nonqualified Deferred Compensation” below. Finally, our executive officers are eligible for severance pay and outplacement assistance to help them with a transition to new employment in the event of a reorganization resulting in an involuntary termination or a voluntary termination in response to a change in job duties. These benefits are described below under “Executive Compensation Tables—Termination and Change in Control Benefits.” We do not provide our executives with significant perquisites.
Stock Ownership Policy
In February 2011 we adopted a stock ownership and holding policy for our executive officers. The primary objectives of the policy are to:

•	Create financial incentives that align the interests of executive officers with strong operating and financial performance of the company; and

•	Encourage executive officers to operate the business of the company with a long-term perspective.
Under the policy, the CEO is required to hold company stock with a value equal to at least three times his annual base salary, while the other executive officers are required to hold company stock with a value equal to at least one times their annual salary. Until these requirements are met, the CEO is required to retain 100% of his current holdings and all officers are required to retain at least 50% of the net after-tax performance-based equity awards that vest in 2011 (the year in which the policy was adopted) or later. The Compensation Committee will review each officer’s holdings annually to ensure that appropriate progress toward the ownership goals is being made.
Our stock ownership policy for non-employee directors is described on page 15 of this proxy statement.
Equity Grant Practices
Under the terms of our 2006 Stock Incentive Plan, the Compensation Committee is authorized to make grants of equity awards, but may delegate this authority as it deems appropriate. The committee has delegated authority to the company’s Chief Executive Officer to make annual discretionary grants of performance RSUs and RSUs with time-based vesting conditions at a maximum value of $250,000 in the aggregate and $30,000 individually, for the purposes of attracting and retaining qualified employees. The Compensation Committee has not delegated its authority to make executive equity awards and is solely responsible for determining the size and frequency of all such awards.
We expect that we will continue to grant performance RSUs to the executive officers and other key employees, and to delegate authority to our CEO to make limited discretionary equity awards for attraction and retention purposes. We also expect to make annual grants of restricted stock units with time-based vesting conditions to the company’s directors.

The company’s average annual “burn rate” (the total number of all equity award shares granted during the year divided by the weighted average of shares outstanding during the year) was 0.23% from 2010 through 2012.
The committee has not adopted a formal policy governing the timing of equity awards. However, we have generally made awards to officers and directors shortly after the issuance of a quarterly earnings release, and we expect to continue this practice. We intend to make director awards on or around the date of the company’s annual meeting of shareholders and to make officer awards during the first quarter of the year.
Employment Agreements
As a general rule, we do not enter into employment agreements with our executives. On May 6, 2008, however, we entered into an agreement with Mr. Quennoz, Vice President, Nuclear and Power Supply/Generation. The agreement provides that the company will employ Mr. Quennoz through March 31, 2013, subject to the company’s right to terminate his employment for cause at any time. The agreement does not guarantee that Mr. Quennoz will retain his current position, but it does provide that his annual salary will not be below the base salary range for an EX-17 General Manager. As of March 1, 2013 the annual base salary range for an EX-17 General Manager was $129,771 to $194,657. We entered into the agreement to help ensure that we will continue to receive the benefit of Mr. Quennoz’ knowledge and experience throughout the decommissioning of our Trojan Nuclear Plant.
Tax Considerations
Section 162(m) of the Internal Revenue Code generally places a limit of $1 million on the compensation that a publicly held corporation may deduct with respect to its CEO and its three next most highly paid executive officers other than the CFO. We attempt to structure our awards to executives so that they qualify for an exemption under 162(m) for certain “performance-based compensation.” Regulations under Internal Revenue Code section 162(m) provide, among other things, that awards will be considered exempt performance-based compensation only if: (i) the awards are payable solely on account of performance goals having been satisfied; (ii) the method of computing the amount payable upon satisfaction of the performance goals is stated in an objective formula; and (iii) the objective formula precludes discretion to increase the amount payable upon satisfaction of the goal, although discretion to adjust awards downward is permitted.
Compensation Consultant
The Compensation Committee retained F.W. Cook as its executive and director compensation consultant for 2012. F.W. Cook’s assignments included the following:

•	Recommendation of a group of peer companies used for purposes of market comparisons;

•
Review of the company’s executive compensation program, including compensation levels in relation to company performance, pay opportunities relative to those at comparable companies, short- and long-term mix and metric selection, executive benefits and perquisites, and stock ownership guidelines;

•	Review of the company’s director compensation program, including design considerations such as ownership guidelines and vesting terms;

•	Reporting on emerging trends and best practices in the area of executive and director compensation; and

•	Attendance at Compensation Committee meetings.
The fees F.W. Cook’s executive compensation consulting services to the company in 2012 were $242,326. These fees reflect F.W. Cook’s work on a comprehensive review and analysis of our executive and director compensation programs. F.W. Cook did not provide any other services to the company in 2012.

Executive Compensation Tables

I. 2012 Summary Compensation Table
The table below shows the compensation earned by the company’s named executive officers (our principal executive officer, principal financial officer and three other most highly compensated officers in 2012) during the years ended December 31, 2010, 2011 and 2012. Information regarding director compensation is included under the heading “Non-Employee Director Compensation” on pages 14 and 15.
2012 Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Stock Award (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Totals
James J. Piro	2012	$702,366	$821,977	$474,001	$200,148	$129,994	$2,328,486
President and Chief Executive Officer	2011	634,573	624,986	528,878	160,439	16,487	1,965,363
	2010	561,137	573,034	424,838	134,874	34,961	1,728,844
Maria M. Pope	2012	443,227	335,978	205,206	41,643	94,601	1,120,655
Senior Vice President, Finance, Chief Financial Officer and Treasurer	2011	434,455	290,483	245,913	26,551	16,586	1,013,988
	2010	422,147	283,501	208,628	33,200	16,476	963,952
J. Jeffrey Dudley	2012	322,628	216,990	135,176	212,347	47,730	934,871
Vice President, General Counsel and Corporate Compliance Officer	2011	295,404	173,977	152,153	188,481	15,054	825,069
	2010	255,324	155,851	120,874	146,372	18,400	696,821
Steve M. Quennoz	2012	299,535	199,478	131,342	168,891	41,291	840,537
Vice President Nuclear and Power Supply/Generation	2011	282,945	151,244	145,884	159,236	12,852	752,161
	2010	264,753	139,887	118,908	132,156	23,397	679,101
James F. Lobdell	2012	295,958	195,981	131,624	198,466	41,954	863,983
Vice President, Power Operations and Resource Strategy	2011	278,816	151,244	114,833	137,542	15,104	697,539
	2010	253,213	133,433	90,992	104,937	23,242	605,817

(1)	Amounts in the Salary column include base salary earned and, where applicable, the value of paid time off deferred under the company's 2005 Management Deferred Compensation Plan.

(2)
Amounts in the Stock Awards column constitute the aggregate grant date fair value of awards of restricted stock units with performance-based vesting conditions (“performance RSUs”), computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718, Compensation - Stock Compensation, excluding the effect of estimated forfeitures. These amounts reflect the grant date fair value, in each case valued using the closing market price of the company's common stock on the New York Stock Exchange on the grant date, and may not correspond to the actual value that will be recognized by the named executive officers. The grant date fair values of the performance RSUs assume performance at target levels, which would allow the vesting of 100% of the RSUs awarded. If the maximum number of shares issuable under the performance RSUs had been used in this calculation in lieu of the target number of shares, the amounts in the table for fiscal 2012 would have been $1,232,978 for Mr. Piro, $503,979 for

Ms. Pope, $325,485 for Mr. Dudley, $299,230 for Mr. Quennoz, and for Mr. Lobdell, $293,984. The 2012 awards are discussed in greater detail below in the section entitled “—2012 Grants of Plan-Based Awards.”

(3)
Amounts in the Non-Equity Incentive Plan Compensation column represent cash awards under the company's 2008 Annual Cash Incentive Master Plan for Executive Officers (“Annual Cash Incentive Plan”). The terms of the 2012 awards are discussed below in the section entitled “—2012 Grants of Plan-Based Awards.”

(4)
Amounts in this column include the increase or decrease in the actuarial present value of the named executive officers' accumulated benefits under the Pension Plan and above-market interest in the 2005 Management Deferred Compensation Plan ("2005 MDCP"). Also included are increases or decreases in deferred compensation account balances arising from the Pension Plan benefit restoration feature of the 2005 MDCP. This feature is explained below in the section entitled “—2012 Pension Benefits—Restoration of Pension Plan Benefits under Management Deferred Compensation Plans.” These amounts for 2012 are shown below:

Name	Plan	Increase or Decrease in Actuarial Present Value
James J. Piro	Pension Plan	$200,148
	2005 MDCP	—
Maria M. Pope	Pension Plan	41,643
	2005 MDCP	—
J. Jeffrey Dudley	Pension Plan	182,705
	2005 MDCP	29,642
Stephen M. Quennoz	Pension Plan	170,798
	2005 MDCP	(1,907)
James F. Lobdell	Pension Plan	196,643
	2005 MDCP	1,823
Values for the Pension Plan assume a retirement age of 65. See “Note 10—Employee Benefits” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012 for an explanation of additional assumptions made in calculating the increase in the value of benefits under the Pension Plan.
The balance of the amounts in the Change in Pension Value and Nonqualified Deferred Compensation column reflects above-market interest (defined as above 120% of the long-term Applicable Federal Rate) earned on balances under the 2005 MDCP and the Management Deferred Compensation Plan adopted in 1986 (”1986 MDCP”).

(5)
The figures in this column for 2012 include company contributions under the 2005 MDCP, the value of dividend equivalent rights earned under the 2006 Stock Incentive Plan, and the following company contributions to the 401(k) Plan:

Name	Amount
James J. Piro	$15,000
Maria M. Pope	15,000
J. Jeffrey Dudley	12,730
Stephen M. Quennoz	11,966
James F. Lobdell	15,000

II. 2012 Grants of Plan-Based Awards
The following table shows information regarding plan-based awards made to the named executive officers in 2012.
2012 Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Grant Date Fair Value of Stock Awards (3)
Name	Grant Date	Threshold	Target	Maximum	Threshold (Number of Shares)	Target (Number of Shares)	Maximum (Number of Shares)
James J. Piro	21-Feb-12	$66,424	$425,113	$1,062,783	—	—	—	—
	5-Mar-12	—	—	—	16,687	33,373	50,060	$821,977

Maria M. Pope	21-Feb-12	28,756	184,041	460,102	—	—	—	—
	5-Mar-12	—	—	—	6,821	13,641	20,462	503,967

J. Jeffrey Dudley	21-Feb-12	18,943	121,234	303,086	—	—	—	—
	5-Mar-12	—	—	—	4,405	8,810	13,215	325,485

Stephen M. Quennoz	21-Feb-12	17,597	112,619	281,548	—	—	—	—
	5-Mar-12	—	—	—	4,050	8,099	12,149	199,478

James F. Lobdell	21-Feb-12	17,392	111,310	278,275	—	—	—	—
	5-Mar-12	—	—	—	3,979	7,957	11,936	195,981

(1)
These columns show the range of potential payouts for cash incentive awards made to the named executive officers in 2012 under the Annual Cash Incentive Plan. The amounts shown in the Threshold column are the payouts when threshold performance is achieved, which are 12.5% of base awards established for each executive. The amounts shown in the Target column reflect payouts at target level of performance, which are 80% of the base awards. The amounts shown in the Maximum column reflect maximum payouts, which are 200% of the base awards. Additional details regarding these awards are provided below under the heading “Non-Equity Incentive Plan Awards.”

(2)
These columns show the estimated range of potential payouts for awards of performance RSUs made in 2012 under the 2006 Stock Incentive Plan. The amounts shown in the Threshold column reflect the minimum number of RSUs that could vest, which is 50% of the target amount shown in the Target column. The number of RSUs shown in the Maximum column is equal to 150% of the target amount. Additional details regarding these awards are provided below under the heading “—Equity Incentive Plan Awards.”

(3)
The grant date fair values for the performance RSUs assume performance at target levels and a stock price of $24.63 (the closing price of the company’s common stock on March 5, 2012, the date of the grant). The grant date fair values of the performance RSUs assume that the executive will continue to be employed by the company throughout the performance period. See the section below entitled “—Equity Incentive Plan Awards” for additional details.

A. Non-Equity Incentive Plan Awards
The figures in the columns under the heading “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” show the range of potential payouts for 2012 awards under the Annual Cash Incentive Plan. Actual payouts were determined by the Compensation and Human Resources Committee on February 19, 2013 and are disclosed in the 2012 Summary Compensation Table in the Non-Equity Incentive Plan Compensation column.
Details regarding the named executive officers’ base awards and the calculation of the performance percentage are set forth below.
1. Award Formula. Each officer’s annual cash incentive award for 2012 was calculated by multiplying a “base award” by two percentages: a “financial performance percentage” based on the company’s net income for 2012 relative to a net income target and an “operating performance percentage” based on the company’s performance relative to a set of operating goals.
Award = Base Award x Net Income Performance Percentage x Operating Goal Performance Percentage
Operating goal results were interpolated against the threshold, target and maximum, weighted and summed. The following table shows the performance percentages associated with threshold, target and maximum levels of performance, together with the resulting percentages of base awards earned.

		Net Income Performance Results (Net Income Performance Percentage)
		Threshold (25%)	Target (80%)	Maximum (150%)
Operating Goal Performance Results (Operating Goal Performance Percentage)	Threshold (50%)	12.5%	40%	75%
	Target (100%)	25%	80%	150%
	Maximum (133.3%)	33.3%	107%	200%
2. Base Awards. Base awards (shown in the table below) were established by multiplying base salary paid in 2012 by the applicable percentage shown below.

Name	Base Award as a Percentage of Annual Base Salary Paid	Base Award
James J. Piro	80%	$531,391
Maria M. Pope	55%	230,051
J. Jeffrey Dudley	50%	151,543
Stephen M. Quennoz	50%	140,774
James F. Lobdell	50%	139,138
3. Performance Percentages. The financial performance percentage was based on 2012 net income relative to a net income target established by the Compensation Committee.
The net income required for threshold, target and maximum levels are shown below. Net income of at least 70% of target net income was required to achieve any payout.
Financial Performance Percentage Targets

	Threshold	Target	Maximum
Net Income (Percentage of Budget)	70% of target	100% of target	110% of target
Net Income (Millions)	$102.8	$146.9	$161.6
The operating performance percentage for the named executive officers was based on results relative to company operating goals: generation plant availability, customer satisfaction, electric service power quality and reliability, and, in the case of Mr. Lobdell, power cost management. The table below describes the measures used for these goals and the threshold, target and maximum levels of performance.

Operating Performance Percentage Targets

	Performance Levels

	Threshold	Target	Maximum
Generation Plant Availability	87.2%	89.93%	92.36%

Generation plant availability is measured by the amount of time that a generating plant is able to produce electricity over a certain period (determined by subtracting from total hours in the period all maintenance outage hours, planned outage hours and forced outage hours), divided by the number of hours in the period. To set the threshold, target and maximum performance levels for this goal, we established individual plant goals, which were then weighted to produce overall performance targets. To establish each individual plant goal we subtracted, from the total number of hours in the year, the number of hours of expected outages for that plant for maintenance and other planned activities, plus a performance target for forced outage hours. Maximum performance targets for forced outages were set at a 50% percentage reduction of the industry mean forced outage hours for a peer group of companies, while target and threshold performance levels were set at 3% and 6% less than the maximum, respectively, for each class of generating plant.

Customer Satisfaction	75%	79%	87%

Customer satisfaction is measured by the average of the company’s residential, general business and key customer satisfaction scores, comparable with the weighted average of the following: • 4 quarter rating average of the Market Strategies Study for Residential Customers. • 2 semiannual rating average of the Market Strategies Study for Business Customers. • Annual rating results from the TQS Research, Inc. 2011 National Utility Benchmark Service to Large Key Accounts. These ratings are weighted by the annual revenue from each customer group that produces the annual rating.

Electric Service Power Quality & Reliability

SAIDI (weighted 70%)	75	70	65
SAIFI (weighted 15%)	0.8	0.7	0.65
MAIFI (weighted 15%)	2	1.6	1.3

SAIDI is a service reliability index equal to the sum of customer outage durations (in minutes) divided by total number of customers served.
SAIFI is the total number of customer outages divided by total number of customers served.
MAIFI is the total number of customer momentary interruptions divided by total number of customers.

Net Variable Power Cost ("NVPC")	$8.0 million	$14.0 million	$20.0 million

NVPC is measured by the sum of all variable power costs, including wholesale (physical and financial) power purchases, fuel costs, and other costs that change as power output changes, net of wholesale power and fuel sales.

All of the awards granted to the executive officers were so-called “162(m) awards,” i.e. awards intended to qualify for the exemption for “performance-based compensation” under Internal Revenue Code section 162(m). (See “Tax Considerations” in the Compensation Discussion and Analysis section of this proxy statement for a discussion of section 162(m).) Under the terms of the Annual Cash Incentive Plan, the Compensation Committee is required to adjust for extraordinary, unusual, or non-recurring events in determining performance results for 162(m) awards. Examples of these types of event include: (i) regulatory disallowances, (ii) corporate restructuring, (iii) gains or losses on the disposition of a major asset, (iv) changes in regulatory, tax or accounting regulations or laws, (v) resolution or settlement of litigation and (vi) the effect of a merger. The committee may also exercise its discretion to adjust 162(m) awards downward under the terms of the plan.

The weights assigned to the goals to determine the overall operating goal performance percentage for the named executive officers were as follows:

Operating Goals for James J. Piro, Maria M. Pope and J. Jeffrey Dudley	Weighting
Customer Satisfaction	30%
Electric Service Power Quality & Reliability	30%
Generation Availability	40%

Operating Goals for Stephen M. Quennoz	Weighting
Customer Satisfaction	15%
Electric Service Power Quality & Reliability	15%
Generation Availability	70%

Operating Goals for James F. Lobdell	Weighting
Customer Satisfaction	10%
Electric Service Power Quality & Reliability	10%
Generation Availability	15%
Net Variable Power Cost Reduction	65%
B. Equity Incentive Plan Awards
The figures in the columns under the heading “Estimated Future Payouts Under Equity Incentive Plan Awards” in the 2012 Grants of Plan-Based Awards table represent the range of potential payouts under the 2012 awards of restricted stock units with performance-based vesting conditions (“performance RSUs”). These awards were made pursuant to the company’s 2006 Stock Incentive Plan.
Number of Performance RSUs Granted. The number of performance RSUs granted in 2012 was determined by dividing the amounts shown in the table below by the closing price of the company’s common stock on the grant date:

Name	Value Used to Calculate Grants	Number of RSUs Granted
James J. Piro	$822,000	33,373
Maria M. Pope	336,000	13,641
J. Jeffrey Dudley	217,000	8,810
Stephen M. Quennoz	199,500	8,099
James F. Lobdell	196,000	7,957
Performance Goals. The number of performance RSUs that will vest depends on the extent to which the company achieves two goals over a three-year performance period. Below is a description of the two goals:

•
ROE. The first goal is the three-year average of accounting return on equity (“ROE”) as a percentage of allowed ROE. “Accounting ROE” is defined as annual net income, as shown on the company’s income statement, divided by the book value of shareholder’s equity, as shown on the balance sheet. “Allowed ROE” is the return on equity that the OPUC permits the company to include in the rates it charges its customers—currently 10.0%.

•
Regulated Asset Base Growth. The second goal is regulated asset base during the three-year performance period as a percentage of a projected asset base growth target established by the Board of Directors. Asset base comprises the following: Plant In Service, Construction Work in Progress, Plant Held for Future Use, Inventory, Accumulated Depreciation, Accumulated Asset Retirement, Accumulated Asset Retirement Removal Costs, Asset Cost Balancing

Cost, Property-Related Deferred Tax, and Deferred Income Tax Credits. Asset Base targets exclude the effects of property related deferred income taxes.

Determination of Awards. The following table shows the threshold, target and maximum levels for the two performance measures and the resulting payouts, as a percentage of the target awards:

		Regulated Asset Base (as of 12/31/2014)
		Threshold	Target	Maximum
		80% of Projected Assets ($3,370,434)	90% of Projected Assets ($3,791,738)	100% of Projected Assets ($4,213,042)
Accounting ROE (Average of three years)	Threshold (75% of Allowed ROE)	50%	75%	100%
	Target (90% of Allowed ROE)	75%	100%	125%
	Maximum (100% of Allowed ROE)	100%	125%	150%
At the end of the performance period the Compensation Committee will meet to determine results with respect to the performance goals. Accounting ROE as a percent of allowed ROE will be averaged for the 3-year period. Actual assets at the end of the 3-year period will be divided by projected assets. These results will then be interpolated between threshold, target and maximum payout levels. Payout level results will be weighted equally to arrive at the final payout percentage, provided that the Compensation Committee may exercise its discretion to adjust payouts downward, as described below. Threshold levels for both goals must be achieved for the executives to earn any payout under the awards.
These awards were intended to constitute “performance-based compensation” for purposes of Internal Revenue Code section 162(m). Consequently, under the terms of the 2006 Stock Incentive Plan, the Compensation Committee is required to adjust for extraordinary, unusual, or non-recurring events in determining performance results. Examples of these types of event include: (i) regulatory disallowances or other adjustments, (ii) restructuring or restructuring-related charges, (iii) gains or losses on the disposition of a business or major asset, (iv) changes in regulatory, tax or accounting regulations or laws, (v) resolution and/or settlement of litigation and other legal proceedings or (vi) the effect of a merger or acquisition. In the case of 162(m) awards, the committee also has discretion under the plan to adjust awards downward and may exercise its discretion to include the impact of events that decrease performance results.
Dividend Equivalent Rights. Each named executive officer will receive a number of dividend equivalent rights equal to the number of vested performance RSUs. Each dividend equivalent right represents the right to receive an amount equal to dividends paid on the number of shares of common stock equal to the number of the vested performance RSUs, which dividends have a record date between the date of the grant and the end of the performance period. Dividend equivalent rights will be settled in shares of common stock after the related performance RSUs vest. The number of shares payable on the dividend equivalent rights will be calculated using the fair market value (as defined in the 2006 Stock Incentive Plan) of common stock as of the date the committee determines the number of vested performance RSUs.
Service Requirement. Vesting of the performance RSUs and their related dividend equivalent rights generally requires that the officer continue to be employed by the company during the performance period. However, if the officer’s employment is terminated due to retirement, death or disability before the normal vesting under the terms of the grant, a portion of the award will vest at the end of the performance period. See the discussion of this issue in the section below entitled “Termination and Change in Control Benefits.”
III. Outstanding Equity Awards at 2012 Fiscal Year-End
The following table shows, for each named executive officer, the unvested time-vested RSUs and performance RSUs that were outstanding on December 31, 2012.

Outstanding Equity Awards at 2012 Fiscal Year-End

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (5)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested (6)
James J. Piro	03/05/2012 (1)	—	—	33,373	$913,085
	03/03/2011 (2)	—	—	26,393	722,112
	03/12/2010 (3)	33,976	929,583	—	—
Maria M. Pope	03/05/2012 (1)	—	—	13,641	373,218
	03/03/2011 (2)	—	—	12,267	335,625
	03/12/2010 (3)	16,809	459,894	—	—
J. Jeffrey Dudley	03/05/2012 (1)	—	—	8,810	241,042
	03/03/2011 (2)	—	—	7,347	201,014
	03/12/2010 (3)	9,241	252,834	—	—
Stephen M. Quennoz	03/05/2012 (1)	—	—	8,099	221,589
	03/03/2011 (2)	—	—	6,387	174,748
	03/12/2010 (3)	8,294	226,924	—	—
James F. Lobdell	03/05/2012 (1)	—	—	7,957	217,704
	03/03/2011 (2)	—	—	6,387	174,748
	03/12/2010 (3)	7,911	216,445	—	—

(1)
Amounts in this row relate to performance RSUs with a three-year performance period ending December 31, 2014. The awards will vest in the first quarter of 2015, when the Compensation Committee determines the performance results and whether to exercise its discretion to make any downward adjustments to payouts under the awards.

(2)
Amounts in this row relate to performance RSUs with a three-year performance period ending December 31, 2013. The awards will vest in the first quarter of 2014, when the Compensation Committee determines the performance results and whether to exercise its discretion to make any downward adjustments to payouts under the awards.

(3)
Amounts in this row relate to performance RSUs with a three-year performance period ending December 31, 2012. The awards vested on February 19, 2013, when the Compensation Committee determined the performance results and whether to exercise its discretion to make any downward adjustments to payouts under the awards.

(4)	Amounts in this column assume a value of $27.36 per unit (the closing price of the company's common stock on December 31, 2012) and performance percentage of 113.9%.

(5)	Amounts in this column are the number of performance RSUs granted in 2011 and 2012, none of which had vested as of December 31, 2012. The amounts shown assume target level performance.

(6)
Amounts in this column reflect the value of performance RSUs granted in 2011 and 2012, assuming a value of $27.36 per unit (the closing price of the company's common stock on December 31, 2012) and performance at target levels.

IV. Stock Units Vested

The following table shows, for each of the named executive officers, the number and aggregate value of restricted stock units and related dividend equivalent rights that vested during 2012.

Name	Number of Shares Acquired on Vesting of Restricted Stock Units (1)	Value Realized on Vesting
James J. Piro	40,629	$1,021,413
Maria M. Pope	26,706	672,834
J. Jeffrey Dudley	11,737	295,068
Stephen M. Quennoz	10,185	256,051
James F. Lobdell	9,591	241,118

(1)
The amounts in this column include shares acquired with respect to grants of restricted stock units with performance-based vesting conditions and, in the case of Ms. Pope, a one-time grant of restricted stock units with time-based vesting conditions made upon the commencement of her employment by the company.

V. 2012 Pension Benefits
The following table shows, for each of the named executive officers, the actuarial present value of (i) the officer’s accumulated benefit under the company’s tax-qualified pension plan and (ii) the amounts accrued pursuant to the pension makeup feature of the deferred compensation plans for management (the “1986 MDCP” and the “2005 MDCP”) as of December 31, 2012.
2012 Pension Benefits

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit
James J. Piro	Pension Plan	32.6	$1,225,971
	1986 MDCP and 2005 MDCP	32.6	—

Maria M. Pope	Pension Plan	4.0	100,655
	1986 MDCP and 2005 MDCP	4.0	—

J. Jeffrey Dudley	Pension Plan	24.4	1,052,513
	1986 MDCP and 2005 MDCP	24.4	82,341

Stephen M. Quennoz	Pension Plan	22.0	931,958
	1986 MDCP and 2005 MDCP	22.0	112,599

James F. Lobdell	Pension Plan	28.2	835,561
	1986 MDCP and 2005 MDCP	28.2	8,888
A. Pension Plan
Participants earn benefits under the Pension Plan during each year of employment. Employees are vested in plan benefits after 5 years of service. Normal retirement age under the plan is 65. Early retirement income is available to participants after age 55, but benefits are reduced for each year prior to the normal retirement date. The basic retirement amount is based on Final Average Earnings, defined as the highest consecutive 60 months of earnings (base pay paid, excluding reductions due to income deferrals) during the last 120 months of employment.
The basic retirement benefit under the plan is calculated as follows:
1.2% of Final Average Earnings for each of the first 30 years of service plus
0.5% of Final Average Earnings in excess of Social Security covered compensation plus
0.5% of Final Average Earnings for each year of service in excess of 30 years.
The normal form of payment if the participant does not have a spouse is a straight life annuity that makes periodic payments to the participant until his or her death, at which point the payments stop completely. The normal form of payment if the participant has a spouse is a contingent annuity, which makes full payments for the life of the participant and thereafter payments equal to 50% of the full payments to the spouse until the death of the spouse.
Pension plan calculations are based on several assumptions which are reviewed annually with the company’s consulting actuaries and updated as appropriate. The benefit calculation shown in the table above assumes retirement at age 65, a discount rate of 4.24% and mortality assumptions based on the 2013 Static Mortality Table for Annuitants Per Treasury Regulation Section 1.430(h)(3)-1(e).

B. Restoration of Pension Plan Benefits under Management Deferred Compensation Plans
The 1986 MDCP and 2005 MDCP provide a benefit designed to compensate participants for Pension Plan benefits that are lower due to their salary deferrals. These deferrals reduce a participant’s “Final Average Earnings,” on which Pension Plan benefits are based. The present value of the reduction in Pension Plan benefits due to salary deferrals is calculated as a lump sum upon termination of employment and added to the participant’s deferred compensation plan account balance. The aggregate present value of this benefit is reflected in the 2012 Pension Benefits table above. As annual deferrals increase or decrease, the change in the present value may be positive or negative. Changes in the present value of this benefit are reflected in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.
VI. 2012 Nonqualified Deferred Compensation
We offer a select group of management and highly compensated employees an opportunity to defer compensation under the Portland General Electric Company 2005 Management Deferred Compensation Plan (“2005 MDCP”). Before January 1, 2005 (the effective date of the 2005 MDCP), eligible employees were eligible to defer compensation under a plan adopted in 1986 (“1986 MDCP”). The following table shows the named executive officers’ contributions and earnings in 2012 and balances as of December 31, 2012 under these plans. The accompanying narrative describes important provisions of the plans.
2012 Nonqualified Deferred Compensation

Name	Plan	Executive Contributions in 2012(1)	Company Contributions in 2012(2)	Aggregate Earnings in 2012(3)	Aggregate Balance at 12/31/12(4)
James J. Piro	2005 MDCP	$257,881	$2,870	$39,043	$947,452
	1986 MDCP	—	—	157,113	2,310,864
Maria M. Pope	2005 MDCP	182,731	3,016	19,816	509,537
	1986 MDCP	—	—	—	—
J. Jeffrey Dudley	2005 MDCP	179,064	2,620	16,459	430,179
	1986 MDCP	—	—	12,682	186,530
Stephen M. Quennoz	2005 MDCP	57,585	1,218	65,733	1,466,617
	1986 MDCP	—	—	286,058	4,207,441
James F. Lobdell	2005 MDCP	42,749	482	12,676	295,746
	1986 MDCP	—	—	76,985	1,132,323

(1)
Amounts in this column include salary and paid-time-off deferrals that are reflected in the “Salary” column, and cash incentive award deferrals that are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)
Amounts in this column include a company matching contribution of 3% of annual base salary deferred under the plan. These amounts are included in the Summary Compensation Table under “Other Compensation.”

(3)	Amounts in this column are included in the Summary Compensation Table under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” to the extent that the earnings are above-market.

(4)
Amounts in this column are reflected in the Summary Compensation Table under “Change in Pension Value and Non-qualified Deferred Compensation Earnings” only to the extent described in footnotes (1) to (3) above.

Each calendar year participants may defer up to 80% of their base salary and 100% of their cash incentive compensation and canceled paid time off (the excess, as of year-end, of their unused paid time off over 200 hours). The company provides a 3% matching contribution for base salary deferred. The 2005 MDCP and 1986 MDCP also provide for company contributions to compensate participants for lower Pension Plan payments they may receive as a result of participating in the plans. See the section above entitled “—2012 Pension Benefits—Restoration of Pension Plan Benefits under Management Deferred Compensation Plans.”
Amounts deferred under the 2005 MDCP accrue interest that is .5% higher than the annual yield on Moody’s Average Corporate Bond Yield Index. The 1986 MDCP provides interest that is 3.0% higher than the same Moody’s index.
Under the 2005 MDCP, participants begin receiving payment six months after their separation from service. A participant’s account balance during the six-month delay continues to accrue interest. Under both plans, benefits are paid in one of the following forms, as elected by the participant in a payment election form filed each year: (i) a lump-sum payment; (ii) monthly installments in equal payments of principal and interest over a period of up to 180 months; or (iii) monthly installment payments over a period of up to 180 months, consisting of interest only payments for up to 120 months and principal and interest payments of the remaining account balance over the remaining period. If the participant is under 55 years of age upon termination of employment, the restoration of pension benefits payment is made in a lump sum with the first monthly payment.
VII. Termination and Change in Control Benefits
The tables below show the estimated value of payments and other benefits that the named executive officers would be entitled to under the company’s plans and programs upon termination of employment in specified circumstances and following a change in control. The amounts shown assume that the effective date of the termination or change in control is December 31, 2012. Benefits that are generally available to salaried employees, or disclosed under “2012 Pension Benefits” and “2012 Nonqualified Deferred Compensation” above, are not shown in the table.
James J. Piro

	Benefits and Payments Upon Termination and Change in Control
Benefit Plan	Retirement	Involuntary Not for Cause Termination	Change in Control	Termination Following Change in Control	Death or Disability
Deferred Compensation Plans(1)	$—	$—	$92,435	$—	$—
Severance Pay Plan(2)	—	685,009	—	—	—
Performance RSUs(3)(4)	1,995,337	—		912,894	1,995,337
Annual Cash Incentive Award(5)	474,001	—	—	—	474,001
Outplacement Assistance Plan(6)	—	8,000	—	—	—
Total	$2,469,338	$693,009	$92,435	$912,894	$2,469,338
Maria M. Pope

	Benefits and Payments Upon Termination and Change in Control
Benefit Plan	Retirement	Involuntary Not for Cause Termination	Change in Control	Termination Following Change in Control	Death or Disability
Deferred Compensation Plans(1)	$—	$—	$—	$—	$—
Severance Pay Plan(2)	—	420,004	—	—	—
Performance RSUs(3)(4)	938,421	—	—	373,163	938,421
Annual Cash Incentive Award(5)	205,206	—	—	—	205,206
Outplacement Assistance Plan(6)	—	8,000	—	—	—
Total	$1,143,627	$428,004	$—	$373,163	$1,143,627
J. Jeffrey Dudley

	Benefits and Payments Upon Termination and Change in Control
Benefit Plan	Retirement	Involuntary Not for Cause Termination	Change in Control	Termination Following Change in Control	Death or Disability
Deferred Compensation Plans(1)	$—	$—	$7,461	$—	$—
Severance Pay Plan(2)	—	310,011	—	—
Performance RSUs(3)(4)	543,753	—	—	240,987	543,753
Annual Cash Incentive Award(5)	135,176	—	—	—	135,176
Outplacement Assistance Plan(6)	—	8,000	—	—	—
Total	$678,929	$318,011	$7,461	$240,987	$678,929

Stephen M. Quennoz

	Benefits and Payments Upon Termination and Change in Control
Benefit Plan	Retirement	Involuntary Not for Cause Termination	Change in Control	Termination Following Change in Control	Death or Disability
Deferred Compensation Plans(1)	$—	$—	$168,298	$—	$—
Severance Pay Plan(2)	—	285,012	—	—	—
Performance RSUs(3)(4)	485,257	—	—	221,534	485,257
Annual Cash Incentive Award(5)	131,342	—	—	—	131,342
Outplacement Assistance Plan(6)	—	8,000	—	—	—
Total	$616,599	$293,012	$168,298	$221,534	$616,599

James F. Lobdell

	Benefits and Payments Upon Termination and Change in Control
Benefit Plan	Retirement	Involuntary Not for Cause Termination	Change in Control	Termination Following Change in Control	Death or Disability
Deferred Compensation Plans(1)	$—	$—	$45,293	$—	$—
Severance Pay Plan(2)	—	280,007	—	—	—
Performance RSUs(3)(4)	472,097	—	—	217,676	472,097
Annual Cash Incentive Award(5)	131,624	—	—	—	131,624
Outplacement Assistance Plan(6)	—	8,000	—	—	—
Total	$603,721	$288,007	$45,293	$217,676	$603,721

(1)
In the event of a Change of Control, as defined in the Management Deferred Compensation Plan adopted in 1986 ("1986 MDCP"), participants are eligible to take an accelerated distribution of their account balances at a reduced forfeiture rate. See the section below entitled “Management Deferred Compensation Plans - Effect of Change in Control” for additional information. The amount shown in the Change in Control column is the amount by which the forfeiture would be reduced, assuming that a change in control occurred on December 31, 2012 and the officer elected to take an early distribution of his or her 1986 MDCP account balance as of that date. Ms. Pope does not have an account balance under the 1986 MDCP.

(2)	The amounts shown in the Involuntary Not for Cause Termination column assume 12 months of pay at 2012 salary levels for all named executive officers.

(3)
Amounts in this row under the headings “Retirement” and “Death or Disability” constitute the value of performance RSUs granted under the 2006 Stock Incentive Plan that would vest, assuming performance at 112.5% of target performance for the 2012 grants, 115.9% of target performance for the 2011 grants, and 113.9% of target performance for the 2010 grants. The values reflect the closing price of the company’s common stock as December 31, 2012 ($27.36).

(4)
The amount in this row under the heading “Termination Following Change in Control” shows the value of the performance RSUs granted under the 2006 Stock Incentive Plan in 2012. These grants included provisions for accelerated vesting in the event of a termination following a change in control, as more fully described in the narrative below. The value shown reflects the closing price of the company's common stock as of December 31, 2012 ($27.36).

(5)	Under the company's Annual Cash Incentive Plan, participants are entitled to a pro-rata share of their awards based on the number of months and days that they were employed during the plan year.

(6)
Amounts in this row are the estimated value of outplacement assistance consulting services received, assuming that the executive is granted six months of outplacement assistance, at a value of $5,000 for the first three months and $3,000 for an additional three months.

A. Management Deferred Compensation Plan - Effect of Change in Control
The 1986 MDCP allows participants to elect an accelerated distribution of all or a portion of their accounts, which results in a forfeiture of a portion of the distributed amounts. Following a change of control only 6% of the distribution is forfeited, rather than the 10% forfeiture normally provided for under the plan. “Change of Control” is defined in the 1986 MDCP as an occurrence in which: (1) a person or entity becomes the beneficial owner of securities representing 30% or more of the voting power of the company’s outstanding voting securities, or (2) during any period of two consecutive years, individuals who at the beginning of the period constituted the board, and any new director whose election by the board or nomination for election by the company’s stockholders was approved by at least two-thirds of the directors in office who either were directors as of the beginning of the period or whose election or nomination was previously so approved, cease to constitute at least a majority of the board.
B. Executive Severance Plan
Under the Severance Pay Plan for Executive Employees, executives are eligible for severance pay in the event of a corporate, departmental, or work group reorganization or similar business circumstances resulting in an involuntary termination or a voluntary termination in response to a change in job duties. Severance benefits are determined based on years of service and are paid in a lump sum 60 days following separation from service, except in the case of “key employees,” as defined in the plan, who are subject to a six-month delay before they may receive payments under the plan. The following table shows the amount of the severance benefits:

Years of Service	Severance Benefit
Up to 2 years of service	13 weeks of base pay
2 years of service, but less than 3 years	26 weeks of base pay
3 years of service, but less than 4 years	39 weeks of base pay
4 or more years of service	52 weeks of base pay

C. Annual Cash Incentive Plan
Under the terms of the company’s Annual Cash Incentive Plan, if a participant’s employment terminates due to the participant’s death or retirement, the company will pay an award to the participant or the participant’s estate when awards are payable generally to other participants under the plan. The amount of the award will be prorated to reflect the number of full and partial months during the year in which the participant was employed. For the purposes of this provision, “retirement” means a participant’s termination of employment after meeting the requirements for retirement under the company’s pension plan (currently age 55 with five years of service).
D. 2006 Stock Incentive Plan
Compensation and Human Resources Committee Discretion in Event of Change in Control. Under the terms of the 2006 Stock Incentive Plan, in the event of a Change in Control (defined below) or a significant change in the business condition or strategy of the company, the Compensation and Human Resources Committee may decide to accelerate distribution of stock awards, provide payment to the participant of cash or other property equal to the fair market value of the award, adjust the terms of the award, cause the award to be assumed, or make other adjustments to awards as the committee considers equitable to the participant and also in the best interest of the company and its shareholders.
Change in Control Provisions in 2012 Performance RSU Awards. Under the terms of the awards of performance-based restricted stock units (”performance RSUs”) made to the company’s executive officers in 2012 (described above under “—2012 Grants of Plan-Based Awards,”), a number of such performance RSUs will vest automatically if, within two years following a Change in Control (defined below): (i) the grantee’s employment is terminated by the company for any reason other than Cause (defined below), or (ii) the grantee voluntarily terminates employment within 90 days after there is (a) a material adverse change in the nature of the grantee’s duties or responsibilities from those in effect immediately prior to the Change in Control (provided that merely ceasing to be an officer of a public company does not, by itself, constitute a material adverse change for purposes of this provision), (b) a material reduction in the grantee’s base compensation or incentive compensation opportunities, or (c) a mandatory relocation of grantee’s principal place of work in excess of 50 miles. For purposes of this provision, “Cause” is characterized as conduct involving one or more of the following: (i) the substantial and continuing failure to perform substantially all of the grantee’s duties to the company (other than a failure resulting from incapacity due to physical or mental illness); (ii) a violation of a company policy, which violation could reasonably be expected to result in termination; (iii) dishonesty, gross negligence, or breach of fiduciary duty; (iv) the commission of fraud or embezzlement, as found by a court of competent jurisdiction; (v) conviction of a felony; or (vi) a material breach of the terms of an agreement with the company.

To determine the number of performance RSUs that would vest in the event of any such termination, the committee is required to use a performance percentage calculated in accordance with the terms of the awards, but subject to the following principles:

(i)
For the return on equity performance goal, “accounting ROE” would be assumed to be actual accounting ROE for any fiscal years that ended prior to the termination of employment, and target ROE for any other fiscal years included in the performance period; and

(ii)	For the asset base performance goal, regulated asset base for 3-year performance period would be assumed to be at target.
The number of dividend equivalent rights would be determined in accordance with the terms of the awards, calculated as if the date of termination were the end of the performance period. See “—2012 Grants of Plan Based Awards” for more information about the terms of the 2012 performance RSU awards.
For purposes of all awards made under the 2006 Stock Incentive Plan, a “Change in Control” includes any of the following events:

(i)	A person or entity becomes the beneficial owner of company securities representing more than 30% of the combined voting power of the company’s then outstanding voting securities;

(i)
During any period of two consecutive years, individuals who at the beginning of such period constitute the members of the Board of Directors and any new director whose election to the Board of Directors or nomination for election to the Board of Directors by the company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors;

(i)
The company merges with or consolidates into any other corporation or entity, other than a merger or consolidation which would result in the holders of the voting securities of the company outstanding immediately prior thereto holding immediately thereafter securities representing more than 50% of the combined voting power of the voting securities of the company or such surviving entity outstanding immediately after such merger or consolidation; or

(i)	The shareholders of the company approve a plan of complete liquidation of the company or an agreement for the sale or disposition by the company of all or substantially all of the company’s assets.
Vesting of Restricted Stock Units. The restricted stock unit award agreements with the named executive officers provide for early vesting of the performance RSUs in the event an officer’s employment is terminated due to the officer’s death, disability or retirement. The number of units that vest is determined by multiplying the performance percentage by the number of performance RSUs originally granted and by the percentage of the performance period that the officer was actively employed. The remaining performance RSUs are forfeited.
E. Outplacement Assistance Plan
The company maintains the Portland General Electric Company Outplacement Assistance Plan to cover the cost of outplacement assistance for certain employees who lose their jobs as a result of corporate, departmental or work group reorganization, including the elimination of a position, or similar business circumstances. Eligible management employees, including officers, are offered the services of an outside outplacement consultant for three to six months, with the exact length of the services determined by the Compensation and Human Resources Committee.

Additional Information

Shareholder Proposals for the 2014 Annual Meeting of Shareholders
We plan to hold our 2014 annual meeting of shareholders on May 22, 2014. If you wish to submit a proposal to be considered for inclusion in our proxy materials for the 2014 annual meeting of shareholders, the proposal must be in proper form as required by Rule 14a-8 of the Securities Exchange Act of 1934, and our Corporate Secretary must receive the proposal by December 6, 2013. In addition, under our bylaws, in order for a proposal outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c) of the Securities Exchange Act of 1934, such proposal must be received at our principal executive offices by January 22, 2014. After December 6, 2013, and up to January 22, 2014, a shareholder may submit a proposal to be presented at the annual meeting, but it will not be included in our proxy statement or form of proxy relating to the 2014 annual meeting.
Shareholder proposals should be addressed to Portland General Electric Company, Attention: Corporate Secretary at 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204. We recommend that shareholders submitting proposals use certified mail, return receipt requested, in order to provide proof of timely receipt. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including the conditions established by the Securities and Exchange Commission.
Communications with the Board of Directors
Shareholders and other interested parties may submit written communications to members of the Board of Directors (including the Chairman), board committees, or the non-management directors as a group. Communications may include the reporting of concerns related to governance, corporate conduct, business ethics, financial practices, legal issues and accounting or audit matters. Communications should be in writing and addressed to the Board of Directors, or any individual director or group or committee of directors by either name or title, and should be sent in care of:
Portland General Electric Company
Attention: Corporate Secretary
121 SW Salmon Street, 1WTC1301
Portland, Oregon 97204

All appropriate communications received from shareholders and other interested parties will be forwarded to the Board of Directors, or the specified director, board committee or group of directors, as appropriate.

Appendix A

Portland General Electric Company
2006 Stock Incentive Plan

PORTLAND GENERAL ELECTRIC COMPANY

2006 STOCK INCENTIVE PLAN

Effective as of March 31, 2006
(As Amended and Restated October 24, 2007)

PORTLAND GENERAL ELECTRIC COMPANY
2006 STOCK INCENTIVE PLAN
(As Amended and Restated October 24, 2007)

1. Purpose.  The Portland General Electric Company 2006 Stock Incentive Plan, as amended and restated (the “Plan”) is intended to provide incentives which will attract, retain and motivate highly competent persons as officers, directors and key employees of Portland General Electric Company (the “Company”) and its subsidiaries and Affiliates, by providing them with appropriate incentives and rewards in the form of rights to earn shares of the common stock of the Company (“Common Stock”) and cash equivalents.

2. Definitions.  A listing of the defined terms utilized in the Plan is set forth in Appendix A.

3. Effective Date of Plan.  The Plan is effective on March 31, 2006.

4. Administration.

(a) Committee.  The Plan will be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board of Directors”) from among its members (which may be the Compensation and Human Resources Committee) and shall be comprised, solely of not less than two (2) members who shall be (i) ”non-employee directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) ”outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

(b) Authority.  The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and, in its sole discretion, to make such determinations, valuations and interpretations and to take such action in connection with the Plan and any Awards (as hereinafter defined) granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives.

(c) Indemnification.  No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated, except in circumstances involving his or her bad faith or willful misconduct. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, or of a subsidiary or an Affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith or willful misconduct. For purposes of this Plan, “Affiliate(s) “ means any entity that controls, is controlled by or is under common control with the Company; provided, however, that neither the Disputed Claims Reserve, the Disputed Claims Overseers, the Plan Administrator nor the Disbursing Agent, as those terms are defined in Fifth Amended Joint Plan of Affiliated Debtors In Re Enron Corp. et al., shall be an Affiliate.

(d) Delegation and Advisers.  The Committee may delegate to one or more of its members, or to one or more employees or agents, such duties and authorities as it may deem advisable including the authority to make grants as permitted by applicable law, the rules of the Securities and Exchange Commission (the “SEC”) and any requirements of the New York Stock Exchange (the “NYSE”), and the Committee, or any person to whom it has delegated duties or authorities as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or Affiliate whose employees have benefited from the Plan, as determined by the Committee.

5. Type of Awards.  Awards under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock Awards, and (d) Stock Units (each as described below, and collectively, the “Awards”). Awards may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 13 hereof.

6. Participants.  Participants will consist of (i) such officers and key employees of the Company and its subsidiaries and Affiliates as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Awards under the Plan and (ii) each director of the Company who is not otherwise an employee of the Company or any of its subsidiaries and whom the Committee may designate from time to time to receive Awards under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Awards.

7.  Grant Agreements.

(a) Awards granted under the Plan shall be evidenced by an agreement (“Grant Agreement”) that shall provide such terms and conditions, as determined by the Committee in its sole discretion, provided, however, that in the event of any conflict between the provisions of the Plan and any such Grant Agreement, the provisions of the Plan shall prevail.

(b) The Grant Agreement will determine the effect on an Award of the disability, death, retirement, involuntary termination, termination for cause or other termination of employment or service of a participant and the extent to which, and the period during which, the participant’s legal representative, guardian or beneficiary may receive payment of an Award or exercise rights thereunder. If the relevant Grant Agreement does not provide otherwise, however, the following default rules shall apply:

(i) vested Stock Option and Stock Appreciation Rights held by a participant shall be exercisable for a period of 90 days following the date the participant ceases to be an employee or director of the Company, its subsidiaries and Affiliates;

(ii) unvested Stock Option, Stock Appreciation Rights, Restricted Stock Awards and Stock Units held by a participant shall be forfeited on the date the participant ceases to be an employee or director of the Company, its subsidiaries and Affiliates.

(c) Subject to Section 13(e), the Committee, in its sole discretion, may modify a Grant Agreement, provided any such modification will not materially adversely affect the economic interests of the participant unless the Committee shall have obtained the written consent of the participant. Notwithstanding the foregoing, the Committee shall not reduce the exercise price of a Stock Option or Stock Appreciation Right (other than under Section 15) without the approval of the Company’s shareholders.

(d) Grant Agreements under the Plan need not be identical.

8.  Stock Options.

(a) Generally.  At any time, the Committee may grant, in its discretion, awards of stock options that will enable the holder to purchase a number of shares of Common Stock from the Company, at set terms (a “Stock Option”). Stock Options may be incentive stock options (“Incentive Stock Options”), within the meaning of Section 422 of the Code, or Stock Options which do not constitute Incentive Stock Options (“Nonqualified Stock Options”). The Committee will have the authority to grant to any participant one or more Incentive Stock Options and/or Nonqualified Stock Options. Each Stock Option shall be subject to such terms and conditions, including vesting, consistent with the Plan as the Committee may provide in the Grant Agreement, subject to the following limitations:

(b) Exercise Price.  Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine in the Grant Agreement, but such exercise price may not be less than “Fair Market Value” (as defined in Section 8(g) below) on the date the Stock Option is granted, except as provided in Section 11(c).

(c) Payment of Exercise Price.  The option exercise price may be paid in cash or, in the discretion of the Committee and in accordance with any requirements established by the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant. In the discretion of the Committee and in accordance with any requirements established by the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price.

(d) Exercise Period.  Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee in the Grant Agreement.

(e) Limitations on Incentive Stock Options.  Incentive Stock Options may be granted only to participants who are employees of the Company or of a “Parent Corporation” or “Subsidiary Corporation” (as defined in Sections 424(e) and (f) of the Code, respectively) at the date of grant. The aggregate “Fair Market Value” (as defined and determined as of the time the Stock Option is granted in accordance with Section 8(g) below) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any Parent Corporation or Subsidiary Corporation) shall not exceed one hundred thousand dollars ($100,000). For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, and no Incentive Stock Option may be exercised later than ten (10) years after the date it is granted.

(f) Additional Limitations on Incentive Stock Options for Ten Percent Shareholders.  Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation, unless the exercise price of the option is fixed at not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five (5) years from the date of grant of such option.

(g) Fair Market Value.  For purposes of this Plan and any Awards granted hereunder, “Fair Market Value” shall be the closing price of the Common Stock on the relevant date (or on the last preceding trading date if Common Stock was not traded on such date) if the Common Stock is readily tradable on a national securities exchange or other market system, and if the Common Stock is not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock.

9.  Stock Appreciation Rights.

(a) Generally.  At any time, the Committee may, in its discretion, grant stock appreciation rights with respect to Common Stock (“Stock Appreciation Rights”), including a concurrent grant of Stock Appreciation Rights in tandem with any Stock Option grant. A Stock Appreciation Right means a right to receive a payment in cash or in Common Stock of an amount equal to the excess of (i) the Fair Market Value of a share of Common Stock on the date the right is exercised over (ii) the Fair Market Value of a share of Common Stock on the date the right is granted, all as determined by the Committee. Each Stock Appreciation Right shall be subject to such terms and conditions, including vesting, as the Committee shall impose in the Grant Agreement.

(b) Exercise Period.  Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee in the Grant Agreement.

10.  Restricted Stock Awards.

(a) Generally.  At any time, the Committee may, in its discretion, grant Awards of Common Stock, subject to restrictions determined by the Committee (a “Restricted Stock Award”). Such Awards may include mandatory payment of any bonus in stock consisting of Common Stock issued or transferred to participants with or without other payments therefor and may be made in consideration of services rendered to the Company or its subsidiaries or Affiliates. A Restricted Stock Award shall be construed as an offer by the Company to the participant to purchase the number of shares of Common Stock subject to the Restricted Stock Award at the purchase price, if any, established therefore.

(b) Payment of the Purchase Price.  If the Restricted Stock Award requires payment therefor, the purchase price of any shares of Common Stock subject to a Restricted Stock Award may be paid in any manner authorized by the Committee, which may include any manner authorized under the Plan for the payment of the exercise price of a Stock Option.

(c) Restrictions.  Restricted Stock Awards shall be subject to such terms and conditions, including without limitation time based vesting and/or performance based vesting, restrictions on the sale or other disposition of such shares, and/or the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods, as the Committee determines appropriate. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.

(d) Rights as a Shareholder.  The Restricted Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Restricted Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

11.  Common Stock Available Under the Plan.

(a) Basic Limitations.  The aggregate number of shares of Common Stock that may be subject to Awards shall be 4,687,500, subject to any adjustments made in accordance with Section 15 hereof. The maximum number of shares of Common Stock that may be:

(i) the subject of an Award with respect to any individual participant under the Plan during the term of the Plan shall not exceed 2,000,000 (subject to adjustments made in accordance with Section 15 hereof);

(ii) covered by Awards issued under the Plan during a year shall be limited during the first calendar year of the Plan to 1,250,000 and during any year thereafter to 1% of the Company’s outstanding Common Stock at the beginning such year; and

(iii) issued pursuant to Incentive Stock Options awarded under the Plan shall be 1,000,000.

(b) Additional Shares.  Any shares of Common Stock subject to a Stock Option or Stock Appreciation Right which for any reason is cancelled or terminated without having been exercised, or any shares of Common Stock subject to Restricted Stock Awards or Stock Units which are forfeited, and any shares delivered to the Company as part or full payment for an Award or, to the extent the Committee determines that the availability of Incentive Stock Options under the Plan will not be compromised, to satisfy the Company’s withholding obligation with respect to an Award granted under this Plan as payment of a withholding obligation, shall again be available for Awards under the Plan under 11(a). The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Awards but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Awards may be granted to any individual participant under the Plan.

(c) Acquisitions.  In connection with the acquisition of any business by the Company or any of its subsidiaries or Affiliates, any outstanding grants or awards of options, restricted stock or other equity-based compensation pertaining to such business may be assumed or replaced by Awards under the Plan upon such terms and conditions as the Committee determines, including granting of Stock Options or Stock Appreciation Rights with an exercise price below Fair Market Value at the date of the replacement grant.

12.  Stock Units.

(a) Generally.  The Committee may, in its discretion, grant “Stock Units” (as defined in subsection (c) below) to participants hereunder. Stock Units may be subject to such terms and conditions, including time based vesting and/or performance based vesting, as the Committee determines appropriate. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the Grant Agreement shall specify. Shares of Common Stock issued pursuant to this Section 12 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined in subsection (c) below).

(b) Settlement of Stock Units.  Shares of Common Stock representing the Stock Units shall be distributed to the participant upon settlement of the Award pursuant to the Grant Agreement.

(c) Definitions.  A “Stock Unit” means a notional account representing one (1) share of Common Stock. A “Dividend Equivalent Right” means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units, in the discretion of the Committee.

13.  Performance-Based Awards.

(a) Generally.  Any Award granted under the Plan may be granted in a manner such that the Award qualifies for the performance-based compensation exemption of Section 162(m) of the Code (“Performance-Based Awards”). As determined by the Committee in its sole discretion, either the vesting and/or payment of such Performance-Based Awards shall be based on achievement of hurdle rates and/or growth rates in one or more business criteria that apply to the individual participant, one or more business units, or the Company as a whole.

(b) Business Criteria.  The business criteria shall be as follows, individually or in combination: (1) net earnings; (2) earnings per share; (3) net sales growth; (4) market share; (5) operating profit; (6) earnings before interest and taxes (EBIT); (7) earnings before interest, taxes, depreciation and amortization (EBITDA); (8) gross margin; (9) expense targets; (10) working capital targets relating to inventory and/or accounts receivable; (11) operating margin; (12) return on equity; (13) return on assets; (14) planning accuracy (as measured by comparing planned results to actual results); (15) market price per share; (16) total return to stockholders; (17) cash flow and/or cash flow return on equity; (18) recurring after-tax net income; (19) gross revenues; (20) return on invested capital; (21) safety; (22) cost management; (23) productivity ratios; (24) operating efficiency; (25) accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions; (26) bond ratings; (27) economic value added; (28) book value per share; (29) strategic initiatives; (30) employee satisfaction; (31) cash management or asset management metrics; (32) regulatory performance; (33) dividend yield; (34) dividend payout ratio; (35) pre-tax interest coverage; (36) P/E ratio; (37) capitalization targets; (38) customer value/satisfaction; (39) inventory; (40) inventory turns; (41) availability and/or reliability of generation; (42) outage duration; (43) outage frequency; (44) trading floor earnings; (45) budget-to-actual performance; (46) customer growth; (47) funds from operations; (48) interest coverage; (49) funds from operations/average total debt; (50) funds from operations/capital expenditures; (51) total debt/total capital; (52) electric service power quality and reliability, (53) resolution and/or settlement of litigation and other legal proceedings and (54) total equity/total capital. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria.

(c) Establishment of Performance Goals.  With respect to Performance-Based Awards, the Committee shall establish in writing (i) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the portion of an Award that vests or the number of shares to be delivered to a participant under an Award if such performance goals are obtained, and (ii) the individual employees or class of employees to which such performance goals shall apply, in each case no later than ninety (90) days after the commencement of the applicable performance period (but in no event after twenty-five percent (25%) of such performance period has elapsed).

(d) Certification of Performance.  No Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

(e) Modification of Performance-Based Awards.  Subject to Section 15(b), with respect to any Awards intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder upon the attainment of such performance goal (in accordance with the requirements of Section 162(m) of the Code and the regulations thereunder). Notwithstanding the preceding sentence, (i) the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal, and (ii) the Committee shall disregard or offset the effect of “Extraordinary Items” in determining the attainment of performance goals. For this purpose, “Extraordinary Items” means extraordinary, unusual and/or non-recurring items, including but not limited to, (i) regulatory disallowances or other adjustments, (ii) restructuring or restructuring-related charges, (iii) gains or losses on the disposition of a business or major asset, (iv) changes in regulatory, tax or accounting regulations or laws, (v) resolution and/or settlement of litigation and other legal proceedings or (vi) the effect of a merger or acquisition.

14. Foreign Laws.  The Committee may grant Awards to individual participants who are subject to the tax laws of nations other than the United States, which Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no such Awards may be granted pursuant to this Section 14 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

15.  Adjustment Provisions.

(a) Adjustment Generally.  If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividends or other changes in capital structure, an adjustment shall be made as provided below in (b) to each outstanding Award.

(b) Modification of Awards.  In the event of any change or distribution described in subsection (a) above, the Committee shall appropriately adjust the number of shares of Common Stock which may be issued pursuant to the Plan, the other limits on Common Stock issuable under the Plan under Section 11, and the number of shares covered by, and the exercise price of, each outstanding Award; provided, however, that any such adjustment to a Performance-Based Award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award.

(c) Notwithstanding the above, no adjustment to a Stock Option or Stock Appreciation Right shall be made under this Section 15 in a manner that will be treated under Section 409A of the Code as the grant of a new Stock Option or Stock Appreciation Right.

16. Nontransferability, Title and Other Restrictions.  Except as otherwise specifically provided by the Committee in a Grant Agreement or modification of a Grant Agreement that provides for transfer, each Award granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant. In the event of the death of a participant, each Award granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in the Grant Agreement at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution.

17.  Acceleration of Awards.

(a) In order to preserve a participant’s rights under an Award in the event of a Change in Control of the Company or in the event of a fundamental change in the business condition or strategy of the Company, the Committee, in its sole discretion, may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the participant of cash or other property with a fair market value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon such event, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect such event, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other adjustments in the Award as the Committee may consider equitable to the participant and in the best interests of the Company. Further, any Award shall be subject to such conditions as necessary to comply with federal and state securities laws, the performance based exception of Section 162(m) of the Code, or understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Plan.

(b) A “Change in Control” shall be mean any of the following events:

(i) Any person (as such term is used in Section 14(d) of the Exchange Act) becomes the “beneficial owner” (as determined pursuant to Rule 14d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than thirty percent (30%) of the combined voting power of the Company’s then outstanding voting securities; or

(ii) During any period of two (2) consecutive years (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the members of the Board of Directors and any new director whose election to the Board of Directors or nomination for election to the Board of Directors by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors; or

(iii) The Company shall merge with or consolidate into any other corporation or entity, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding any of the foregoing, the issuance of shares to or the distribution of shares from the “Disputed Claims Reserve” pursuant to the Fifth Amended Joint Plan of Affiliated Debtors In Re Enron Corp. et al. shall not constitute a Change in Control.

(c) Notwithstanding the above, this Section 17 shall not apply to any Award made under the Plan that is subject to Section 409A of the Code to the extent that its application would result in a modification to either the time or form of payment or distribution of such Award as provided for under the terms of the Plan or a Grant Agreement.

18. Withholding.  All payments or distributions of Awards made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation or entity that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation or entity shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at minimum statutory withholding rates.

19. Employment.  A participant’s right, if any, to continue to serve the Company or any of its subsidiaries or Affiliates as a director, officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

20. Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

21. No Fractional Shares.  No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

22. Duration, Amendment and Termination.  No Award shall be granted more than ten (10) years after the effective date of the Plan. The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. No amendment of the Plan may be made without approval of the stockholders of the Company if such approval is required under the Code, the rules of a stock exchange, or any other applicable laws or regulations.

23. Award Deferrals.  Participants may elect to defer receipt of shares of Common Stock or amounts payable under an Award in accordance with procedures established by the Committee.

24. Effect of Code Section 409A.  To the extent that any Award under this plan is or may be considered to involve a nonqualified deferred compensation plan or deferral subject to Section 409A of the Code, the terms and administration of such Award shall comply with the provisions of such Section, applicable IRS guidance and good faith reasonable interpretations thereof and, to the extent necessary, shall be modified, replaced, or terminated in the discretion of the Committee.

25. Compliance with Securities Laws.  Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

26. Governing Law.  This Plan, Awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the state of Oregon.

Executed as of the 25th day of October, 2007.

PORTLAND GENERAL ELECTRIC COMPANY

By: /s/ Arleen Barnett
Name:     Arleen Barnett
Title: Vice President, Adm

Appendix A

Index of Defined Terms

Term	Section Where Defined
Affiliate(s)	4(c)
Awards	5
Board of Directors	4(a)
Change in Control	17(b)
Code	4(a)
Committee	4(a)
Common Stock	1
Company	1
Dividend Equivalent Right	12(c)
Exchange Act	4(a)
Fair Market Value	8(g)
Grant Agreement	7(a)
Incentive Stock Options	8(a)
Nonqualified Stock Options	8(a)
Parent Corporation	8(e)
Performance-Based Awards	13(a)
Plan	1
Restricted Stock Award	10(a)
Stock Appreciation Rights	9(a)
Stock Option	8(a)
Stock Unit	12(c)
Subsidiary Corporation	8(e)

Appendix B

Portland General Electric Company
2008 Annual Cash Incentive Master Plan for Executive Officers

PORTLAND GENERAL ELECTRIC COMPANY

2008 ANNUAL CASH INCENTIVE MASTER PLAN

FOR EXECUTIVE OFFICERS

TABLE OF CONTENTS

Page
Section 1 Purpose	B-
Section 2 Definitions	B-
Section 3 Administration	B-
Section 4 Eligibility and Participation	B-
Section 5 Establishment and Calculation of Awards	B-
Section 6 Payment of Awards Earned	B-
Section 7 Termination of Employment	B-
Section 8 Section 162(m) Awards	B-
Section 9 Adjustments Upon Changes in Capitalization	B-
Section 10 General Provisions	B-
Section 11 Amendment, Suspension, or Termination of Plan	B-
Section 12 Effective Date	B-

PORTLAND GENERAL ELECTRIC COMPANY
2008 ANNUAL CASH INCENTIVE MASTER PLAN
FOR EXECUTIVE OFFICERS

Section 1  Purpose

The purpose of the Portland General Electric Company 2008 Annual Cash Incentive Master Plan for Executive Officers is to recognize and reward executive officers of the Company for achieving individual, department and/or corporate goals and objectives.

Section 2  Definitions

2.1	”Affiliate” means any entity that controls, is controlled by or is under common control with the Company.

2.2
”Annual Incentive Program” means the terms and conditions pursuant to which a Participant may receive an Award under the Plan in a particular Award Year based upon achievement of pre-established performance goals and/or assessment of individual contribution.

2.3	”Award” means a contingent right to receive cash at the end of an Award Year.

2.4	”Award Year” means any fiscal year of the Company for which the Company adopts an Annual Incentive Program under this Plan.

2.5	”Board” means the Board of Directors of the Company.

2.6	”Code” means the Internal Revenue Code of 1986, as amended.

2.7	”Company” means Portland General Electric Company.

2.8	”Committee” means the Compensation and Human Resources Committee of the Board.

2.9
”Covered Executive” means an Employee who (i) would be treated as a “covered employee” under Code section 162(m), (ii) holds a position with the Company at the level of vice president or above, or (iii) would be treated as an executive officer of the Company under applicable SEC reporting rules.

2.10	”Disability” means a disability under the Company’s long-term disability program, or if no such program exists, a disability as determined by the Committee.

2.11	”Employee” means any employee of the Company or an Affiliate, excluding any person characterized on the Company’s or an Affiliate’s payroll records as a temporary or contract employee.

2.12	”Participant” means a Covered Executive selected to participate in the Annual Incentive Program for an Award Year.

2.13	”Plan” means the Portland General Electric Company 2008 Annual Cash Incentive Master Plan for Executive Officers as set forth herein, as amended from time to time.

2.14	”Retirement” means a Participant’s termination of employment after meeting the requirements for retirement under the Company’s qualified pension plan.

Section 3  Administration

3.1.
Duties.  The Committee shall be responsible for the administration of the Plan according to the terms and provisions hereof and shall have the sole discretionary authority and all powers necessary to accomplish these purposes, including without limitation, the right, power, authority and duty to:

(a) make rules, regulations and procedures for the administration of the Plan which are not inconsistent with the terms and provisions hereof;

(b) construe and interpret all terms, provisions, conditions and limitations of the Plan; and

(c) correct any defect, supply any omission, construe any ambiguous or uncertain provisions, or reconcile any inconsistency that may appear in the Plan, in such manner and to such extent as it shall deem expedient to carry the Plan into effect.

All decisions, determinations, and interpretations of the Committee will be final and binding.

3.2.  Liability.  No member of the Board, officer of the Company, or designee of any thereof shall be personally liable for any action, failure to act, determination, or interpretation made in good faith with respect to the Plan or any transaction under the Plan.

Section 4    Eligibility and Participation

4.1.  Selection of Participants.  The Committee will select the Employees who will participate in the Annual Incentive Program for an Award Year at the beginning of each Award Year, in its discretion. To the extent the Committee deems it appropriate during an Award Year, the Committee may designate additional Participants to participate in the Annual Incentive Program for the Award Year. Participants must be current Covered Executives who have a direct, significant, and measurable impact on the attainment of the Company’s goals and objectives. The Committee or its delegate will notify Participants of their selection in writing. The Committee will not be bound to select individuals who have been Participants in prior Award Years.

4.2.  Persons Ineligible.  Members of the Board who are not Employees are not eligible to participate in the Plan.

4.3.  Participation in Other Annual Incentive Plans.  Participants in an Annual Incentive Program for an Award Year are not eligible to participate in any other annual incentive plan of the Company for such Award Year without the specific approval of the Committee.

Section 5  Establishment and Calculation of Awards

5.1.  Establishment of Annual Incentive Program.  At the beginning of an Award Year, the Committee will establish in writing the material terms and conditions applicable to the Annual Incentive Program, including, without limitation, the relevant performance goals, Award amounts payable based on the extent to which the performance goals are met, and the potential effect of individual Participant contributions during the Award Year, for the Employees selected to participate in the Annual Incentive Program for the Award Year.

5.2.  Determination at Year End.  Following the end of each Award Year the Committee shall determine the extent to which performance goals were met for the Award Year for each Participant. In making such determination, the Committee may include or exclude the impact of any nonrecurring, unusual events that occur during the Award Year including without limitation (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws and other laws, accounting principles, or provisions affecting reported results; (iv) any reorganization or restructuring programs; (v) extraordinary, nonrecurring items as described in Accounting Principles Board Opinion No. 30 or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses.

5.3.  Calculating Award Amounts.  The Committee shall calculate the Award amounts payable at the end of an Award Year for each Participant based on the extent to which the relevant performance goals were achieved during the Award Year. The Committee, in its discretion, may further adjust an Award to reflect individual Participant contributions during the Award Year. If minimum performance goals are not achieved for an Award, no payment will be made under the Award; provided, however, that the Board, in its sole discretion, may establish a separate discretionary amount distributable as Awards to Participants under the Plan which shall be allocated at the discretion of the Committee.

Section 6  Payment of Awards Earned

6.1.  Timing of Payment.  Awards earned by each Participant shall be paid in cash as soon as administratively possible following the date the amounts are determined but in no event later than two and one-half months after the end of the Award Year (or, if later, two and one-half months after the end of the calendar year containing the end of the Award Year).

6.2.  Set-Off.  The Company shall have the right to set off against any Award payable hereunder, the amount of any loan or advance made by the Company or an Affiliate to the Participant.

Section 7  Termination of Employment

7.1.  Forfeiture of Award.  In the event of a Participant’s termination of employment for any reason other than the Participant’s death, Disability, or Retirement prior to payment being made under an Award, the Participant will forfeit all rights to any payment under the Award.

7.2.  Death, Disability and Retirement.  If a Participant’s employment terminates prior to payment being made under an Award due to the Participant’s death, Disability, or Retirement, the Company shall pay an Award to the Participant or the Participant’s estate at such time as Awards are payable generally to other Participants, pro-rated, to the extent necessary to reflect the number of full and partial months during the Award Year which the Participant was employed by the Company.

Section 8  Section 162(m) Awards

8.1.  Generally.  The Committee may determine that an Award granted to a Covered Executive will be granted in a manner such that the Award qualifies for the performance-based compensation exemption of Section 162(m) of the Code (“Performance-Based Awards”). Such Performance-Based Awards shall be based on achievement of hurdle rates and/or growth rates in one or more business criteria that apply to the individual participant, one or more business units, or the Company as a whole. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more business criteria.

8.2.  Business Criteria.  The business criteria to be used for Performance-Based Awards shall be as follows, individually or in combination: (1) net earnings; (2) earnings per share; (3) net sales growth; (4) market share; (5) operating profit; (6) earnings before interest and taxes (EBIT); (7) earnings before interest, taxes, depreciation and amortization (EBITDA); (8) gross margin; (9) expense targets; (10) working capital targets relating to inventory and/or accounts receivable; (11) operating margin; (12) return on equity; (13) return on assets; (14) planning accuracy (as measured by comparing planned results to actual results); (15) market price per share; (16) total return to stockholders; (17) cash flow and/or cash flow return on equity; (18) recurring after-tax net income; (19) gross revenues; (20) return on invested capital; (21) safety; (22) cost management; (23) productivity ratios;

(24) operating efficiency; (25) accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions; (26) bond ratings; (27) economic value added; (28) book value per share; (29) strategic initiatives; (30) employee satisfaction; (31) cash management or asset management metrics; (32) regulatory performance; (33) dividend yield; (34) dividend payout ratio; (35) pre-tax interest coverage; (36) P/E ratio; (37) capitalization targets; (38) customer value/satisfaction; (39) inventory; (40) inventory turns; (41) availability and/or reliability of generation; (42) outage duration; (43) outage frequency; (44) trading floor earnings; (45) budget-to-actual performance; (46) customer growth; (47) funds from operations; (48) interest coverage; (49) funds from operations/average total debt; (50) funds from operations/capital expenditures; (51) total debt/total capital; (52) electric service power quality and reliability, (53) resolution and/or settlement of litigation and other legal proceedings, (54) corporate responsibility, (55) power supply, (56) total equity/total capital, and (57) economic strength.

8.3.  Establishment of Performance Goals.  With respect to Performance-Based Awards, the Committee shall establish in writing (i) the applicable performance goals, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of an Award if such performance goals are obtained, and (ii) the individual Employees or class of Employees to which such performance goals shall apply, in each case no later than ninety (90) days after the commencement of the Award Year.

8.4.  Certification of Performance.  No Performance-Based Awards shall be payable to any Participant until the Committee certifies in writing that the applicable performance goals (and any other material terms) have been satisfied.

8.5.  Other Requirements.  With respect to any Awards intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount payable thereunder upon the attainment of such performance goal (in accordance with the requirements of Section 162(m) of the Code and the regulations thereunder). Notwithstanding the preceding sentence, (i) the Committee may adjust downward, but not upward, the amount payable pursuant to such Award upon attainment of the performance goals, (ii) the Committee may waive the achievement of the applicable performance goals in the case of the death or Disability of the Participant, or under such other conditions where such waiver will not jeopardize the treatment of other Awards as “qualified performance-based compensation” under Section 162(m), and (iii) the Committee shall disregard or offset the effect of any “Extraordinary Items” in determining the attainment of performance goals. For this purpose, “Extraordinary Items” means extraordinary, unusual and/or non-recurring items, including but not limited to, (i) regulatory disallowances or other adjustments, (ii) restructuring or restructuring-related charges, (iii) gains or losses on the disposition of a business or major asset, (iv) changes in regulatory, tax or accounting regulations or laws, (v) resolution and/or settlement of litigation and other legal proceedings or (vi) the effect of a merger or acquisition. Performance-Based Awards shall otherwise comply with the requirements of Section 162(m) of the Code, or any successor provision thereto, and the regulations there under.

8.6.  Dollar Limit.  No Performance-Based Award to a Participant for an Award Year shall result in a payment in excess of $2 million.

Section 9  Adjustments Upon Changes in Capitalization

9.1.  Changes to Company.  In the event of a reorganization, merger, or consolidation of which the Company is not the surviving corporation, or upon the sale of substantially all the assets of the Company to another entity, or upon the dissolution or liquidation of the Company, the Award Year will terminate on the effective date of such transaction and the Company or its successor shall determine the amount, if any, payable with respect to such Award Year, unless the documents effecting such event provide for the continuance of the Plan and the assumption of such Awards or the substitution of such Awards for awards of equivalent value under a program of the successor.

9.2.  Changes to Subsidiary.  In the event of the reorganization, merger, consolidation, or sale of substantially all of the assets of a subsidiary of the Company to another entity not related to the Company, any Award to a Participant that is an employee of such subsidiary shall be treated in the manner determined by the Board in its discretion.

9.3.  Authority Under this Section.  Adjustments under this Section 9 will be made by the Board, whose determination as to what adjustments will be made and the extent will be final, binding, and conclusive.

Section 10  General Provisions

10.1.  No Right to Participate or Receive an Award.  Nothing in the Plan or in any communication evidencing an Award shall be deemed to give a Participant or a Participant’s legal representative or any other person or entity claiming under or through a Participant any contract or right to receive an Award or any payment under the Plan.

10.2.  No Employment Right.  The Plan does not constitute or imply the existence of an employment contract between the Company or an Affiliate and any person. Participation in the Plan shall not be construed as constituting a commitment, guarantee, agreement, or understanding of any kind that the Company or an Affiliate will continue to employ any individual.

10.3.  Nontransferability.  Neither a Participant nor any other person has any right to assign, transfer, attach, or hypothecate any benefits or payments under the Plan. Payments held by the Company before distribution shall not be liable for the debts, contracts, or obligations of any Participant or any other person, or be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding

10.4.  Withholding.  The Company has the right to deduct any sums which federal, state, or local tax law requires to be withheld with respect to the payment of any Award.

10.5.  Plan Unfunded.  To the extent that any person acquires a right to receive payment under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended from time to time.

10.6.  Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

10.7.  Choice of Law.  The Plan shall be interpreted under the laws of the State of Oregon notwithstanding any conflict of law principles. Venue for all claims and actions related to or arising under the Plan shall be exclusively in the courts of the State of Oregon.

Section 11  Amendment, Suspension, or Termination of Plan

The Board may amend, suspend, or terminate the Plan at any time. In addition, the Board may amend, suspend, or terminate any or all unpaid Awards under the Plan upon a finding of current or threatened financial hardship for the Company, which shall be final and binding upon all Participants.

Section 12  Effective Date

This Plan is effective commencing with the January 1, 2008 Award Year.

Executed as of the 25th day of October, 2007.

PORTLAND GENERAL ELECTRIC COMPANY

By: /s/ Arleen Barnett
Name:     Arleen Barnett
Title: Vice President, Administration

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PORTLAND GENERAL ELECTRIC COMPANY ATTN: WILLIAM VALACH 121 SW SALMON STREET 1WTC0509 PORTLAND, OR 97204
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PORTLAND GENERAL ELECTRIC COMPANY
Vote on Directors		For All	Withhold All	For All Except		Vote On Proposals

The Board of Directors recommends a vote “FOR” all director nominees:		☐	☐	☐		The Board of Directors recommends a vote “FOR” the following proposals:	For	Against	Abstain
1	Election of Directors				2	To approve, by a non-binding vote, the compensation of named executive officers.	☐	☐	☐
Nominees:
	01) John W. Ballantine	07) Corbin A. McNeill, Jr.					For	Against	Abstain
	02) Rodney L. Brown, Jr.	08) Neil J. Nelson			3	To approve the performance criteria under the amended and restated Portland General Electric Company 2006 Stock Incentive Plan.	☐	☐	☐
	03) Jack E. Davis	09) M. Lee Pelton
	04) David A. Dietzler	10) James J. Piro					For	Against	Abstain
	05) Kirby A. Dyess	11) Robert T. F. Reid
	06) Mark B. Ganz				4	To approve the Portland General Electric Company 2008 Annual Cash Incentive Master Plan for Executive Officers.	☐	☐	☐

							For	Against	Abstain

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.					5	To ratify the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2013.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		Yes	No
		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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PORTLAND GENERAL ELECTRIC COMPANY
Annual Meeting of Shareholders
May 22, 2013 10:00 a.m. local time
This proxy is solicited on behalf of the Board of Directors

The Portland General Electric Company 2013 Annual Meeting of Shareholders will be held on Wednesday, May 22, 2013, at 10:00 a.m. local time, at the Conference Center Auditorium located at Two World Trade Center, 25 SW Salmon Street, Portland, OR 97204.

The undersigned, having received the Notice and accompanying Proxy Statement for said meeting, hereby constitutes and appoints Corbin A. McNeil, Jr., James J. Piro, Maria M. Pope, and J. Jeffrey Dudley, or any of them, his/her true and lawful agents and proxies, with power of substitution and resubstitution in each, to represent and vote all the shares of Common Stock of Portland General Electric Company held of record by the undersigned on March 18, 2013 at the Annual Meeting of Shareholders scheduled to be held on May 22, 2013, or at any adjournment or postponement thereof, on all matters coming before said meeting. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” all director nominees, “FOR” approval of the compensation of named executive officers, “FOR” approval of the performance criteria under the amended and restated Portland General Electric Company 2006 Stock Plan, “FOR” approval of the Portland General Electric Company 2008 Annual Cash Incentive Plan for Executive Officers, “FOR” ratification of the appointment of Deloitte & Touche LLP, as the Company’s independent registered public accounting firm for fiscal year 2013, and in the discretion of the proxies with respect to such other business as may properly come before the meeting and at any adjournment or postponements thereof.

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